                                                                  EXECUTION COPY

                                                                     Exhibit 4.1
--------------------------------------------------------------------------------

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 6, 2003

                                      AMONG

                             ROBBINS & MYERS, INC.,

                      ROBBINS & MYERS FINANCE EUROPE B.V.,

                            THE LENDERS NAMED HEREIN,

                                  BANK ONE, NA,
                           AS ADMINISTRATIVE AGENT AND
                                  ISSUING BANK,

                         HARRIS TRUST AND SAVINGS BANK,
                            AS CO-SYNDICATION AGENT,

                               NATIONAL CITY BANK,
                            AS CO-SYNDICATION AGENT,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           AS CO-DOCUMENTATION AGENT,

                                       AND

                            THE BANK OF NOVA SCOTIA,
                   AS CO-DOCUMENTATION AGENT AND ISSUING BANK

--------------------------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.,
                    SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

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                                Table of Contents

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ARTICLE I

DEFINITIONS...................................................................................................       1

SECTION 1.01.  Defined Terms..................................................................................       1
SECTION 1.02.  Terms Generally................................................................................      24
SECTION 1.03.  Types of Borrowings............................................................................      25

ARTICLE II

THE CREDITS...................................................................................................      25

SECTION 2.01.  Revolving Credit Facility......................................................................      25
SECTION 2.02.  Commitment to Make Loans.......................................................................      25
SECTION 2.03.  Loans..........................................................................................      26
SECTION 2.04.  Notice of Borrowings...........................................................................      29
SECTION 2.05.  Noteless Agreement; Repayment of Loans.........................................................      30
SECTION 2.06.  Fees...........................................................................................      31
SECTION 2.07.  Interest on Loans..............................................................................      32
SECTION 2.08.  Default Interest...............................................................................      32
SECTION 2.09.  Alternate Rate of Interest.....................................................................      33
SECTION 2.10.  Termination and Reduction of Commitments; Increase of Commitments..............................      33
SECTION 2.11.  Conversion and Continuation Options............................................................      34
SECTION 2.12.  Mandatory Repayments and Prepayments...........................................................      36
SECTION 2.13.  Optional Prepayments...........................................................................      38
SECTION 2.14.  Reserve Requirements; Change in Circumstances..................................................      38
SECTION 2.15.  Change in Legality.............................................................................      40
SECTION 2.16.  Indemnity......................................................................................      41
SECTION 2.17.  Pro Rata Treatment.............................................................................      41
SECTION 2.18.  Sharing of Setoffs.............................................................................      42
SECTION 2.19.  Payments.......................................................................................      42
SECTION 2.20.  Taxes..........................................................................................      43
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate........................      46
SECTION 2.22.  Swingline Loans................................................................................      47
SECTION 2.23.  Letters of Credit..............................................................................      49
SECTION 2.24.  Existing Letters of Credit.....................................................................      54
SECTION 2.25.  Extension of Revolving Credit Maturity Date....................................................      54

ARTICLE III

REPRESENTATIONS AND WARRANTIES................................................................................      54

SECTION 3.01.  Organization, Powers...........................................................................      54
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SECTION 3.02.  Authorization..................................................................................      55
SECTION 3.03.  Enforceability.................................................................................      55
SECTION 3.04.  Consents and Governmental Approvals............................................................      55
SECTION 3.05.  Financial Statements, Undisclosed Liabilities..................................................      55
SECTION 3.06.  No Material Adverse Change.....................................................................      56
SECTION 3.07.  Title to Properties, Possession Under Leases...................................................      56
SECTION 3.08.  Subsidiaries...................................................................................      56
SECTION 3.09.  Litigation; Compliance with Laws...............................................................      56
SECTION 3.10.  Agreements.....................................................................................      57
SECTION 3.11.  Federal Reserve Regulations....................................................................      57
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.....................................      58
SECTION 3.13.  Use of Proceeds................................................................................      58
SECTION 3.14.  Tax Returns....................................................................................      58
SECTION 3.15.  No Material Misstatements......................................................................      58
SECTION 3.16.  Employee Benefit Plans.........................................................................      58
SECTION 3.17.  Environmental and Safety Matters...............................................................      59
SECTION 3.18.  Security Interests.............................................................................      60
SECTION 3.19.  Solvency.......................................................................................      60
SECTION 3.20.  Transactions with Affiliates and Shareholders..................................................      61
SECTION 3.21.  Insurance......................................................................................      61
SECTION 3.22.  Labor Matters..................................................................................      61
SECTION 3.23.  Reportable Transaction.........................................................................      62

ARTICLE IV

CONDITIONS OF LENDING.........................................................................................      62

SECTION 4.01.  Conditions Precedent to the Effective Date.....................................................      62
SECTION 4.02.  All Credit Events..............................................................................      65

ARTICLE V

AFFIRMATIVE COVENANTS.........................................................................................      66

SECTION 5.01.  Existence, Businesses and Properties...........................................................      66
SECTION 5.02.  Insurance......................................................................................      66
SECTION 5.03.  Obligations and Taxes..........................................................................      67
SECTION 5.04.  Financial Statements, Reports, etc.............................................................      67
SECTION 5.05.  Other Information..............................................................................      69
SECTION 5.06.  ERISA..........................................................................................      70
SECTION 5.07.  Maintaining Records, Access to Properties and Inspections......................................      71
SECTION 5.08.  Use of Proceeds................................................................................      71
SECTION 5.09.  Interest Rate Protection Agreements............................................................      71
SECTION 5.10.  Fiscal Year....................................................................................      71
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SECTION 5.11.  Compliance with Environmental Laws; Preparation of Environmental Reports.......................      71
SECTION 5.12.  Subsidiaries...................................................................................      72
SECTION 5.13.  Further Assurances.............................................................................      72
SECTION 5.14.  Foreign Subsidiaries...........................................................................      73

ARTICLE VI

NEGATIVE COVENANTS............................................................................................      73

SECTION 6.01.  Indebtedness...................................................................................      73
SECTION 6.02.  Negative Pledge................................................................................      75
SECTION 6.03.  Certain Amendments.............................................................................      77
SECTION 6.04.  Investments, Loans and Advances................................................................      77
SECTION 6.05.  Mergers, Consolidations, Dispositions and Acquisitions.........................................      79
SECTION 6.06.  Dividends, Distributions and Other Restricted Payments.........................................      81
SECTION 6.07.  Impairment of Security Interests...............................................................      82
SECTION 6.08.  Limitation on Restrictions on Subsidiary Dividends, etc........................................      82
SECTION 6.09.  No Other Negative Pledges......................................................................      82
SECTION 6.10.  Transactions with Affiliates and Shareholders..................................................      83
SECTION 6.11.  Business of Borrower and Subsidiaries..........................................................      83
SECTION 6.12.  Capital Expenditures...........................................................................      83
SECTION 6.13.  Financial Covenants............................................................................      83

ARTICLE VII

EVENTS OF DEFAULT.............................................................................................      84

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND ISSUING BANK.....................................................................      88

SECTION 8.01.  Appointment and Authorization..................................................................      88
SECTION 8.02.  Liability of the Administrative Agent..........................................................      88
SECTION 8.03.  Action by the Administrative Agent.............................................................      89
SECTION 8.04.  Successor Administrative Agent.................................................................      89
SECTION 8.05.  Administrative Agent and Affiliate.............................................................      89
SECTION 8.06.  Indemnification................................................................................      90
SECTION 8.07.  Credit Decision................................................................................      90
SECTION 8.08.  Collateral Agency Agreement....................................................................      90
SECTION 8.09.  Replacement of Administrative Agent............................................................      90
SECTION 8.10.  Syndication Agent, Documentation Agent, etc....................................................      90
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ARTICLE IX

MISCELLANEOUS.................................................................................................      91

SECTION 9.01.  Notices........................................................................................      91
SECTION 9.02.  Survival of Agreement and Indemnities..........................................................      91
SECTION 9.03.  Binding Effect.................................................................................      92
SECTION 9.04.  Successors and Assigns.........................................................................      92
SECTION 9.05.  Expenses: Indemnity............................................................................      96
SECTION 9.06.  Right of Setoff................................................................................      98
SECTION 9.07.  Applicable Law.................................................................................      98
SECTION 9.08.  Waivers; Amendment.............................................................................      98
SECTION 9.09.  Interest Rate Limitation.......................................................................      99
SECTION 9.10.  Entire Agreement...............................................................................     100
SECTION 9.11.  Severability...................................................................................     100
SECTION 9.12.  Counterparts...................................................................................     100
SECTION 9.13.  Headings.......................................................................................     100
SECTION 9.14.  Remedies.......................................................................................     101
SECTION 9.15.  Jurisdiction, Consent to Service of Process; Waiver of Jury Trial..............................     101
SECTION 9.16.  Legend.........................................................................................     102
SECTION 9.17.  Judgment Currency..............................................................................     102
SECTION 9.18.  Confidentiality................................................................................     102

ARTICLE X.....................................................................................................     103

SECTION 10.01.  Guaranty of Payment...........................................................................     103
SECTION 10.02.  Acceptance of Guaranty; No Setoffs............................................................     103
SECTION 10.03.  Nature of Guaranty; Continuing, Absolute and Unconditional....................................     104
SECTION 10.04.  Dealings with the Subsidiary Borrower.........................................................     105
SECTION 10.05.  Subrogation...................................................................................     105
SECTION 10.06.  Collateral....................................................................................     105
SECTION 10.07.  Rights to Payments, Etc.......................................................................     105
SECTION 10.08.  No Waiver.....................................................................................     106
SECTION 10.09.  Setoff........................................................................................     106
SECTION 10.10.  Severability..................................................................................     107
SECTION 10.11.  Miscellaneous.................................................................................     107
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                                       iv
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Schedules

Schedule 1.01        Subsidiaries
Schedule 1.02        Existing Letters of Credit
Schedule 2.02(a)     Revolving Credit Commitment
Schedule 3.05(b)     Liabilities
Schedule 3.08        Subsidiaries
Schedule 3.09        Litigation; Compliance with Laws
Schedule 3.10        Material Contracts
Schedule 3.16        Employee Benefit Plans
Schedule 3.17        Environmental Matters
Schedule 3.18        Filings
Schedule 3.20        Transactions with Affiliates and Shareholders
Schedule 3.22        Labor Matters
Schedule 5.14        Post Closing Matters
Schedule 6.01        Indebtedness
Schedule 6.02        Liens
Schedule 6.04        Investments

Exhibits

Exhibit A-1          Form of Revolving Credit Note
Exhibit A-2          Form of Swingline Note
Exhibit B-1          Form of Borrower's Consent and Agreement
Exhibit B-2          Form of Subsidiaries' Consent and Agreement
Exhibit C            Form of Intercompany Note
Exhibit D            Form of Assignment and Acceptance
Exhibit E-1          Form of Opinion of Counsel to Borrower
Exhibit E-2          Form of Opinion of Counsel to Subsidiary Borrower
Exhibit F            Form of Compliance Certificate
Exhibit G            Form of Supplemental Agreement
Exhibit H-1          Form of Notice of Borrowing/Conversion
Exhibit H-2          Form of Notice of Foreign Currency Revolving Loan Borrowing
Exhibit I            Form of Subordinated Note

         THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 6, 2003, among ROBBINS & MYERS, INC., an Ohio corporation, ROBBINS & MYERS FINANCE EUROPE B.V., a Netherlands corporation, the Lenders (as defined in this Amended Agreement), and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent and an Issuing Bank.

                                    RECITALS

         The Borrower (such term, and all other capitalized terms in this paragraph, being used as defined in this Amended Agreement below) requested the Existing Lenders to extend or continue, and the Existing Lenders extended or continued on January 9, 2002, credit to the Borrower in an aggregate principal Dollar Amount of up to $180,000,000 pursuant to the terms and conditions of the Existing Credit Agreement. The Borrower has requested that certain amendments and modifications be made to the Existing Credit Agreement. The Lenders are willing to do so upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, on the Effective Date, this Amended Agreement will become effective and the Existing Credit Agreement will be amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Amended Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Revolving Loan or any Swingline Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan and any Swingline Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquired Entity" shall have the meaning set forth in Section 6.04(g).

         The term "additional amounts" shall have the meaning assigned to that term in Section 2.20(a).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the sum of (a) the product of (i) the LIBO Rate in effect for that Interest Period and
(ii) Statutory Reserves, plus (b) Mandatory Costs (each of the foregoing components of the Adjusted LIBO Rate rounded upwards, if necessary, to the next 1/16 of 1%).

         "Administrative Agent" shall mean Bank One, in its capacity as administrative agent for the Lenders under this Amended Agreement, and its successors in that capacity.

         "Administrative Questionnaire" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to that Lender by the Administrative Agent and returned to the Administrative Agent duly completed by the applicable Lender.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Aggregate Commitment" shall mean the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $125,000,000.

         "Aggregate Outstanding Credit Exposure" shall mean, at any time, the sum of the Dollar Amount of all then outstanding Revolving Loans and Swingline Loans plus the Dollar Amount of all then outstanding Letter of Credit Exposure.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Federal Funds Effective Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of this Amended Agreement, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to that inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of the applicable change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrowers.

         "Amended Agreement" shall mean this Third Amended and Restated Credit Agreement, as amended, modified, extended, restated or supplemented from time to time.

         "Applicable Facility Fee Rate" shall mean the percentage rate per annum set forth on the Pricing Schedule.

         "Applicable Laws" shall have the meaning assigned to such term in
Section 3.09(b).

         "Applicable LC Fee Rate" shall mean the percentage rate per annum set forth on the Pricing Schedule.

         "Applicable Margin" shall mean, with respect to any Borrowing at any time, the percentage rate per annum which is applicable at such time with respect to Borrowings of such Type as set forth in the Pricing Schedule.

         "Applicable Office" shall mean (i) with respect to all matters pertaining to Revolving Loans made to the Subsidiary Borrower the London office, branch, subsidiary or Affiliate of the Administrative Agent as the Administrative Agent shall designate, and (ii) for all other purposes of this Amended Agreement, the Chicago, Illinois office of the Administrative Agent at the address set forth in Section 9.01.

         "Applicable Percentage" of any Lender shall mean a fraction (expressed as a percentage) the numerator of which is such Lender's Revolving Credit Commitment (or, after the Revolving Credit Commitments have been terminated, such Lender's share of the Aggregate Outstanding Credit Exposure) and the denominator of which is the aggregate of all Revolving Credit Commitments (or, after the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Exposure).

         "Applicable Time" shall mean London time with respect to all matters pertaining to Revolving Loans made to the Subsidiary Borrower and Eastern Standard Time for all other purposes of this Amended Agreement.

         "Approved Fund" shall mean any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Sale" shall mean any sale, lease, transfer, assignment, condemnation, taking or other disposition or series of related sales, leases, transfers, assignments or dispositions (including dispositions in the nature of casualties, to the extent covered by insurance) of any businesses, business units, assets (including licenses, trademarks and other intangibles and the Capital Stock of any Subsidiary) or other properties of the Borrower or any Subsidiary (each referred to for the purposes of this definition as a "disposition") by the Borrower or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Borrower, (ii) a disposition by the Borrower or a Subsidiary to a Wholly Owned Subsidiary that is a Qualified Acquisition Subsidiary and (iii) a disposition permitted by Sections 6.05(a),
(b), (c), (e) and (g).

         "Assignment and Acceptance" shall mean an assignment agreement in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

         "Bank Guarantee" shall mean a Guarantee of any Lender with respect to Indebtedness issued by the Borrower or any of its Subsidiaries; provided, that, nothing in this definition shall be construed as a commitment or agreement of any Lender to issue any such Bank Guarantee.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois.

         "Bank One Ohio" means Bank One, N.A., a national banking association having its principal office in Columbus, Ohio.

         "Bank One Foreign Currency Letters of Credit" shall mean, collectively, Letters of Credit issued pursuant Section 2.23(a)(iii) by Bank One for the sole purpose of collaterizing Indebtedness of any Italian Subsidiary, any German Subsidiary, any UK Subsidiary, and any Canadian Subsidiary, to the extent such Indebtedness is permitted pursuant to Section 6.01(n).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean Robbins & Myers, Inc., an Ohio corporation, and its successors.

         "Borrowers" shall mean the Borrower and the Subsidiary Borrower and "a Borrower" shall mean either of the Borrowers.

         "Borrower's Consent and Agreement" shall mean the Borrower's Consent and Agreement dated as of the Effective Date between the Borrower and the Administrative Agent in the form attached hereto as Exhibit B-1.

         "Borrowing" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Breakage Event" shall have the meaning assigned to that term in
Section 2.16.

         "Business Day" shall mean (a) with respect to any borrowing, payment or rate selection of LIBOR Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in dollars and the other Foreign Currencies are carried on in the London interbank market (and, if the Loans which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day which is a TARGET Day) and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Canadian Subsidiary" shall mean R&M Canada or any Wholly Owned Subsidiary of the Borrower organized and existing under the laws of Canada or any province thereof.

         "Capital Expenditures" shall mean, for any period, the sum of all expenditures (whether paid in cash or other consideration or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or similar items; provided, that, the foregoing shall exclude all such expenditures to the extent made with insurance proceeds or condemnation awards as permitted pursuant to Section 6.05(e).

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Amended Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, partnership, limited liability company and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

         "Carry Over Amount" shall mean, for any Fiscal Year, an amount equal to the difference between (i) fifty percent (50%) of the Borrower's Consolidated Net Income for the preceding Fiscal Year and (ii) the aggregate amount of all assets used to pay dividends on, or repurchase or redeem, the Capital Stock of the Borrower during such previous Fiscal Year; provided, that, in no event shall the Carry Over Amount exceed twenty-five percent (25%) of the Borrower's Consolidated Net Income for such previous Fiscal Year.

         "Cash Equivalents" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Rating Service, a division of The McGraw Hill Companies, Inc. or from Moody's Investors Service, Inc. respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof, which has a combined capital and surplus and undivided profits of not less than $300,000,000;

                  (d) money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (c) above;

                  (e) cash deposits in any deposit account or in any cash collateral account with any Lender; and

                  (f) other investment instruments approved in writing by the Administrative Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $300,000,000.

         "Cash Tax Expense" shall mean, for any period for any person, the amount of expense for Federal, state, local and other income taxes of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (assuming such person was deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only such person and its subsidiaries were members), for such period, but excluding deferred income tax expense.

         "Change of Control" means and shall be deemed to have occurred on (a) the date upon which a transaction or event or any series of transactions or events occurs that is required to be reported on Schedule 13D pursuant to
Section 13(d) of the Exchange Act and the regulations promulgated thereunder, whereby a person or group, as used for purposes of Section 13(d) of the Exchange Act (other than M.H.M. & Co., Ltd., an Ohio limited partnership ("M.H.M.")), has or will become the Beneficial Owner of 30% or more of the outstanding Voting Shares or the date upon which the Borrower first learns that a person or group (other than M.H.M.) has or will become the Beneficial Owner of 30% or more of the outstanding Voting Shares; (b) the date of a change in the composition of the Board of Directors of the Borrower (the "Board of Directors") such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board of Directors by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors; (c) the date either the Board of Directors or shareholders approve a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the Voting Shares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of such surviving entity outstanding immediately after such merger or consolidation; (d) the date either the Board of Directors or shareholders of the Borrower approve a plan of liquidation of the Borrower or an agreement for the sale, lease, transfer or other disposition by the Borrower of all or substantially all the Borrower's assets, or (e) the date that members of the Murch family, individually or collectively, no longer are the Beneficial Owners of a majority of the Voting Stock of M.H.M. For purposes of this definition, "Beneficial Owner" means the person or group has the power, directly or indirectly, to vote or direct the vote of, and the power to dispose, or direct the disposition of, Voting Shares or Voting Stock, as the case may be; "Voting Shares" means the Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower; and "Voting Stock" means the Capital Stock of M.H.M. entitled to vote generally on the management and affairs of M.H.M.

         "Charges" shall have the meaning assigned to that term in Section 9.09.

         "Class" shall have the meaning assigned to that term in Section 1.03.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents, including all Intercompany Notes and the Capital Stock of all Restricted Subsidiaries.

         "Collateral Agency Agreement" shall mean the Intercreditor and Collateral Agency Agreement, dated as of May 15, 1998, among the Borrower, the Domestic Subsidiaries, the Collateral Agent, the Lenders, the Noteholders, Bank One Ohio and Nationsbank, N.A., as from time to time amended in accordance with its terms.

         "Collateral Agent" shall mean Bank One Trust Company, N.A., as Collateral Agent under the Collateral Agency Agreement, and its successors and assigns thereunder.

         "Collateral Documents" shall mean the Pledge Agreement, the Collateral Agency Agreement and all other documents and instruments executed and delivered pursuant to the terms hereof or thereof in order to secure any Obligations or perfect any Lien granted for the benefit of the Lenders and the Noteholders pursuant thereto.

         "Commercial LC" shall mean a Letter of Credit which is the payment mechanism for a commercial trade transaction.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and, in the case of the Swingline Lender, its Swingline Commitment and, in the case of an Issuing Bank, its Letter of Credit Commitment.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Confidential Information Memorandum" shall mean the confidential information memorandum of the Borrower dated September, 2003.

         "Consolidated EBIT" shall mean, for any period for any person, Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income for such period, (a) the sum of
(i) Consolidated Interest Expense for such period, and (ii) Cash Tax Expense for such period, minus, to the extent added in computing such Consolidated Net Income for such period, (b) the sum of (i) any interest income and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period for any person, Consolidated Net Income of such person for such period, plus, to the extent deducted in computing such Consolidated Net Income for such period, (a) the sum of (i) Consolidated Interest Expense for such period, (ii) Cash Tax Expense for such period, and (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses, minus, to the extent added in computing such Consolidated Net Income for such period, (b) the sum of (i) any interest income, and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for the Borrower as of any date, the ratio of (a) Consolidated EBIT for the Reference Period with respect to such date, to (b) Consolidated Interest Expense for such Reference Period; provided, that, if, since the beginning of the applicable Reference Period, (A) the Borrower or any Consolidated Subsidiary has issued or incurred any Indebtedness that remains outstanding as of the end of such Reference Period in connection with any Permitted Acquisition or pursuant to Sections 6.01(d), 6.01(g) or 6.01(j), Consolidated Interest Expense for such Reference Period shall be calculated after giving effect on a pro forma basis to
(I) such Indebtedness as if such Indebtedness had been issued or incurred on the first day of such Reference Period and (II) the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period, (B) the Borrower or any Consolidated Subsidiary shall have made any Asset Sale with a net book value in excess of $2,500,000, the Consolidated EBIT for the applicable Reference Period shall be reduced by an amount equal to the Consolidated EBIT (if positive) directly attributable to the assets which are the subject of such Asset Sale for such Reference Period, or increased by an amount equal to the Consolidated EBIT (if negative), directly attributable thereto for such Reference Period and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Consolidated Subsidiary repaid or otherwise discharged with respect to the Borrower and its continuing Consolidated Subsidiaries in connection with such Asset Sale for such Reference Period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Borrower and its continuing Consolidated Subsidiaries are no longer liable for such Indebtedness after such sale), and (C) the Borrower or any Consolidated Subsidiary shall have made a Permitted Acquisition, Consolidated EBIT for the applicable Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, (i) the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness issued or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Borrower and (ii) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the beginning of the applicable Reference Period had been the applicable rate for the entire period. Whenever pro forma effect is to be given to any event or for any Reference Period, the pro forma calculations made shall be cumulative of all events for which pro forma effect is to be given that have occurred within or that relate to the applicable Reference Period.

         "Consolidated Interest Expense" shall mean, for any period for any person, the sum (without duplication) of (a) the gross amount of interest expense, both expensed and capitalized, of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, exclusive of any non-cash interest expense related to original issue discount notes and pay-in-kind notes, and (b) all amounts paid (net of any amounts received) by such person and its Consolidated Subsidiaries pursuant to Interest Rate Protection Agreements for such period.

         "Consolidated Leverage Ratio" shall mean, for the Borrower as of any date, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the Reference Period applicable to such date; provided, that, if, since the beginning of the applicable Reference Period, (A) the Borrower or any Consolidated Subsidiary has issued or incurred any Indebtedness that remains outstanding as of the end of such Reference Period in connection with any Permitted Acquisition or pursuant to Sections 6.01(d), 6.01(g) or 6.01(j), Consolidated Interest Expense for such Reference Period shall be calculated after giving effect on a pro forma basis to (I) such Indebtedness as if such Indebtedness had been issued or incurred on the first day of such Reference Period and (II) the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period, (B) the Borrower or any Consolidated Subsidiary shall have made any Asset Sale with a net book value in excess of $2,500,000, the Consolidated EBITDA for such Reference Period shall be reduced by the amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such Reference Period, or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable thereto for such Reference Period, and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Consolidated Subsidiary repaid or otherwise discharged with respect to the Borrower and its continuing Consolidated Subsidiaries in connection with such Asset Sale for such Reference Period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Borrower and its continuing Consolidated Subsidiaries are no longer liable for such Indebtedness after such sale), and (C) the Borrower or any Consolidated Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, (i) the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness issued or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Borrower and (ii) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the beginning of the applicable Reference Period had been the applicable rate for the entire period. Whenever pro forma effect is to be given to any event or for any Reference Period, the pro forma calculations made shall be cumulative of all events for which pro forma effect is to be given that have occurred within or that relate to the applicable Reference Period.

         "Consolidated Net Income" shall mean, for any period for any person, net income or loss of such person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded from such calculation of net income or loss (a) the income of any person in which any other person (other than such person or any of its subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Wholly Owned Subsidiaries by such other person during such periods, (b) the income (or loss) of any other person accrued prior to the date it becomes a subsidiary of such person or is merged into or consolidated with such person or any of its subsidiaries or the date that such other person's assets are acquired by such person or any of its subsidiaries, (c) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, (d) any after-tax gains attributable to sales of assets out of the ordinary course of business, (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains, and (f) up to $2,500,000 of cash restructuring charges which have been previously specifically identified by the Borrower to the Administrative Agent in writing and which are incurred during Fiscal Year 2004.

         "Consolidated Net Worth" shall mean, as of any date of determination, the total of all amounts which would in accordance with GAAP be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as stockholder's equity, less any amounts attributable to Disqualified Stock; provided, that currency translation adjustments otherwise permitted or required by GAAP shall be disregarded in the computation of Consolidated Net Worth.

         "Consolidated Subsidiaries" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

         "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Convertible Debt" shall mean the Borrower's 8.0% Convertible Subordinated Notes due January 31, 2008 originally issued in an aggregate principal amount equal to $40,000,000 pursuant to the Indenture dated as of February 10, 2003 between the Borrower and U.S. Bank National Association, as Trustee.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Determination Date" shall mean:

                  (a) in connection with the issuance of, or participation in, any Foreign Currency Letter of Credit, the Business Day of such issuance or participation;

                  (b) in connection with any extension of any Foreign Currency Letter of Credit, the Business Day of such extension;

                  (c) the date of any reduction of the Revolving Credit Commitments pursuant to the terms of Section 2.10;

                  (d) for purposes of Section 2.12(c), the last Business Day of each calendar month;

                  (e) in connection with the origination of any new Foreign Currency Revolving Loan, the Business Day which is the earliest of the date such loan is made or the date the interest rate is set, as applicable; or

                  (f) in connection with any extension, conversion, or continuation of any Foreign Currency Revolving Loan, the last Business Day of each month or the Business Day which is the earlier of the date such Loan is extended, converted or continued, or the date the interest rate is set, as applicable, in connection with any extension, conversion or continuation.

         "Disqualified Stock" of any person shall mean (a) any Capital Stock of such person or any subsidiary of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, or (iii) is redeemable or subject to any repurchase requirement exercisable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Revolving Credit Maturity Date (or, if earlier, the first anniversary of the date on which all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated) and (b) any Preferred Stock of a subsidiary of such person.

         "Dollar Amount" shall mean (a) with respect to dollars or an amount denominated in dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the Dollar Equivalent of such amount on the applicable date of determination.

         "Dollar Equivalent" shall mean, on any date, with respect to an amount denominated in a Foreign Currency, the amount of dollars into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such Foreign Currency at its spot selling rate of exchange effective for that date for the immediate exchange of such currencies (inclusive of all reasonable related costs of conversion, if any are actually incurred, and based on the market rates available to Administrative Agent) applicable to the relevant transaction at or about 11:00 a.m., Applicable Time, on such date.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, that, for purposes of this Amended Agreement, Robbins & Myers International Sales Company, Inc., a U.S. Virgin Islands Corporation, shall not be considered a Domestic Subsidiary.

         "Eastern Standard Time" shall mean Eastern Standard Time or, if applicable, Daylight Savings Time in the eastern time zone in which Dayton, Ohio is located.

         "Effective Date" shall have the meaning assigned to such term in
Section 4.01.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Euro" shall mean the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurodollar Borrowing," shall mean a Borrowing (including a Foreign Currency Borrowing) comprised of Revolving Loans bearing interest at a rate based on the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall have the meaning assigned to such term in
Section 2.20(a).

         "Existing Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of January 9, 2002 among the Borrower, the lenders named therein, Bank One, as Administrative Agent and as an Issuing Bank, Harris Trust and Savings Bank, National City Bank and Wachovia Bank, N.A., as Co-Syndication Agents, and The Bank of Nova Scotia, as Documentation Agent and as an Issuing Bank, as amended and in effect on the date hereof prior to giving effect hereto.

         "Existing Lenders" means Lenders party to the Existing Credit Agreement as of the date hereof.

         "Existing Letter of Credit" means the "Letters of Credit" issued pursuant to the Existing Agreement and identified on Schedule 1.02 hereto.

         "'Facility Fee" shall have the meaning assigned to that term in Section 2.06(a).

         "Fair Market Value" shall mean with respect to any Permitted Acquisition, the value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

         "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for such day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrowers.

         "Fee Letter" shall have the meaning assigned to such term in Section 2.06(c).

         "Fees" shall mean the Facility Fees, the Letter of Credit Fees, the Fronting Fees and the other fees payable pursuant to the Fee Letter.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer or similar officer of such corporation.

         "Fiscal Year" shall mean, when used with respect to any year, the Fiscal Year of the Borrower ending on August 31 of such year.

         "Foreign Currency" shall mean (a) (i) with respect to the Bank One Foreign Currency Letters of Credit issued to collateralize Indebtedness permitted pursuant to Section 6.01(n), Canadian dollars, Swiss francs, British pounds sterling and Euros and (ii) with respect to the Other Foreign Currency Letters of Credit, such currencies (other than dollars) as may be agreed upon by the Issuing Banks and the Borrower, from time to time, and (b) with respect to Foreign Currency Revolving Loans, Euros, Swiss francs, British pounds sterling and Canadian dollars.

         "Foreign Currency Borrowing" shall mean a Borrowing comprised of Foreign Currency Revolving Loans.

         "Foreign Currency Equivalent" shall mean, on any date, with respect to an amount denominated in dollars, the amount of any applicable Foreign Currency into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion, if any are actually incurred) applicable to the relevant transaction at or about 11:00 a.m., Applicable Time, on such date.

         "Foreign Currency Letter of Credit Exposure" shall mean all Letter of Credit Exposure attributable to Foreign Currency Letters of Credit.

         "Foreign Currency Letters of Credit" shall mean, collectively, the Bank One Foreign Currency Letters of Credit and Other Foreign Currency Letters of Credit.

         "Foreign Currency Revolving Loan" shall have the meaning assigned to such term in Section 2.03.

         "Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic Subsidiary (including, without limitation, Robbins & Myers International Sales Company, Inc.).

         "Fronting Fee" shall have the meaning assigned to such term in Section 2.06(b).

         "Fund" shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "German Subsidiary" shall mean Pfaudler or any other Wholly Owned Subsidiary of the Borrower organized and existing under the laws of Germany.

         "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, that, the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantee Agreement" shall mean the Amended and Restated Guarantee Agreement dated as of May 15, 1998 among the Domestic Subsidiaries, the Collateral Agent, and Bank One Ohio, as amended from time to time.

         "Guaranteed Debt" shall have the meaning assigned to such term in
Section 10.01.

         "Guarantor" shall mean any guarantor under the Guarantee Agreement.

         "Hazardous Materials" shall have the meaning assigned to such term in
Section 3.17.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind made with or to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (other than obligations under surety bonds incurred in the ordinary course of business), (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations of such person to contribute money or other property to any other person. The Indebtedness of any person shall include, without duplication, the Indebtedness of any partnership in which such person is a general partner and of any trust or other entity formed or utilized in connection with a securitization of assets of such person. Notwithstanding the foregoing, the Indebtedness of any person shall exclude all trade accounts payable, customer advance payments, and accrued expenses determined in accordance with GAAP and all of which arise or are incurred in the ordinary course of business.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of May 15, 1998 among the Borrower and the Domestic Subsidiaries, as amended from time to time.

         "Intercompany Indebtedness" shall mean Indebtedness of the Borrower or any Subsidiary to (a) any Wholly Owned Subsidiary that is a Domestic Subsidiary or (b) the Borrower.

         "Intercompany Notes" shall mean the promissory notes issued as contemplated by Sections 6.01(c) and 6.04(b), in the form attached hereto as Exhibit C.

         "Interest Payment Date" shall mean, with respect to any Loan, all of the following to the extent applicable: (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (b) if such Loan is part of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (c) if such Loan is part of any Eurodollar Borrowing, the date of any repayment or prepayment of the Borrowing of which such Loan is a part, (d) if such Loan is a part of any ABR Borrowing, the date of any prepayment of the Borrowing required pursuant to the terms of Section 2.12 and (e) any conversion of any Eurodollar Borrowing to any ABR Borrowing.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, subject to the availability thereof, as determined by the Administrative Agent, and (b) as to any ABR Borrowing (including any ABR Borrowing comprised of Swingline Loans), the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.12; provided, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, foreign currency exchange agreement, collar, cap or other arrangement requiring payments contingent upon interest rates.

         "Issuing Bank" shall mean individually and collectively, as applicable, each of Bank One and The Bank of Nova Scotia in their capacity as issuers of Letters of Credit and their successors in such capacity and, with respect to any particular Letter of Credit, shall mean whichever of the foregoing is the actual or proposed issuer thereof.

         "Italian Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower organized and existing under the laws of Italy.

         "Judgment Currency" shall have the meaning assigned to such term in
Section 9.17.

         "Judgment Currency Conversion Date" shall have the meaning assigned to such term in Section 9.17.

         "Lender" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(c), and their respective successors (including the Swingline Lender).

         "Letter of Credit Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the date five Business Days prior to the Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "Letter of Credit Commitment" shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.23.

         "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "Letter of Credit Exposure" shall mean at any time an amount equal to the sum of (a) the Dollar Amount of the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of the Dollar Amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.23. The Letter of Credit Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

         "Letter of Credit Fee" shall have the meaning assigned to that term in
Section 2.06(b)(i).

         "Letters of Credit" shall mean any and all letters of credit issued pursuant to Section 2.23.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in the applicable currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate Banks offers to place deposits in the applicable currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Loan and having a maturity equal to such Interest Period.

         "LIBOR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Lien" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest or encumbrance of any kind in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "Loan Documents" shall mean this Amended Agreement, the Notes, the Letters of Credit, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, the Collateral Documents, the Borrower's Consent and Agreement, the Subsidiaries' Consent and Agreement, any Interest Rate Protection Agreements entered into by the Borrower with any Lender or Affiliate thereof as permitted hereunder and any Supplemental Agreements.

         "Loan Party" shall have the meaning assigned to such term in Section 9.17.

         "Loans" shall mean any or all of the Revolving Loans and the Swingline Loans.

         "Mandatory Costs" shall mean the cost, expressed as an incremental per annum addition to the interest rate charged with respect to each LIBOR Loan, determined by the Administrative Agent as being imputed to a Lender in compliance with any (a) mandatory liquid asset requirements of the Bank of England and/or the Financial Services Authority (or other United Kingdom governmental authorities or agencies) and (b) reserve asset requirements of the European Central Bank.

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Change" shall mean a material adverse change in the business, assets, liabilities, financial condition, prospects or results of operations of Borrower and the Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any of the Subsidiaries to perform its material obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders or the Collateral Agent under any Loan Document. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Material Contracts" shall have the meaning assigned to such term in
Section 3.10(a).

         "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

         "Mexican Subsidiary" shall mean Pfaudler S.A. de C.V., a Mexican corporation.

         "Minimum Compliance Level" has the meaning set forth in Section
6.13(c).

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Aggregate Commitment" shall mean, at any time, the Aggregate Commitment at such time less the Reserve at such time.

         "Net Cash Proceeds" shall mean, with respect to any event, an amount equal to (a) the gross cash proceeds (including insurance proceeds and condemnation awards in the case of any casualty) actually paid to or actually received by or on behalf of the Borrower or any Subsidiary from or in respect of such event (including cash received as proceeds from any noncash consideration received in respect of any such event), less (b) the sum of (i) any expenses reasonably incurred by the Borrower and the Subsidiaries in respect of such event, including, in the case of a sale or issuance of Capital Stock, underwriters' fees, discounts or commissions and, in the case of a disposition of assets or properties, commissions, (ii) in the case of a disposition of assets or properties subject to such event, amounts required to be applied to repay Indebtedness (other than Loans) associated with the assets or properties and (iii) in the case of a disposition of assets or properties, taxes paid or payable by the Borrower and the Subsidiaries (as determined reasonably and in good faith by a Financial Officer of the Borrower) in respect of such event.

         "New Lending Office" shall have the meaning assigned to such term in
Section 2.20(f).

         "Non-U.S. Lender" shall have the meaning assigned to such term in
Section 2.20(g).

         "Noteholders" shall mean the owners of the Senior Notes.

         "Notes" shall mean the Revolving Credit Notes and the Swingline Note.

         "Obligation Currency" shall have the meaning assigned to such term in
Section 9.17.

         "Obligations" shall mean (a) the Borrowers' obligations in respect of the due and punctual payment of principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g) or (h) of Article VII of this Amended Agreement) on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrowers under the Existing Agreement, this Amended Agreement, the Fee Letter, or any other Loan Document and (c) all other obligations, monetary or otherwise, of the Borrowers or any of the Subsidiaries under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing.

         "Officer's Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officer's Certificate of such general partner hereunder.

         "Original Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of November 25, 1997 among the Borrower, the lenders named therein, Bank One Ohio, as Administrative Agent and Issuing Bank, and NationsBank, N.A., as Documentation and Syndication Agent, as amended, modified or supplemented from time to time.

         "Other Foreign Currency Letters of Credit" shall mean, collectively, Letters of Credit, issued in a Foreign Currency (other than Bank One Foreign Currency Letters of Credit) and issued pursuant to Section 2.23(a)(ii).

         "Other Taxes" shall have the meaning assigned to that term in Section 2.20(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "Permitted Acquisition" shall have the meaning assigned to that term in
Section 6.04(g).

         "Permitted Indebtedness" shall mean Indebtedness permitted pursuant to
Section 6.01.

         A "person" shall mean any natural person, corporation, business trust, joint venture. association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

         "Pfaudler" shall mean Pfaudler-Werke GMBH, a German limited liability company.

         "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Amended and Restated Pledge and Security Agreement among the Borrower, the Domestic Subsidiaries, the Collateral Agent and the Administrative Agent dated as of May 15, 1998 as amended from time to time.

         "Preferred Stock", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Pricing Schedule" shall mean the Schedule attached hereto identified as such.

         "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Purchase Money Indebtedness" shall mean Indebtedness of the Borrower or any Subsidiary in respect of which a Lien described in Section 6.02(i) is incurred.

         "Qualified Acquisition Subsidiary" shall mean (i) any Domestic Subsidiary, (ii) any Foreign Subsidiary that is a Restricted Subsidiary as long as the Administrative Agent shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Administrative Agent stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of that Subsidiary as required by the Pledge Agreement, (iii) R&M UK as long as the Administrative Agent shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Administrative Agent stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of the parent or parents of R&M UK (whether directly or indirectly), as required or contemplated by the Pledge Agreement, and (iv) the Mexican Subsidiary, as long as the Administrative Agent shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Administrative Agent stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of the parent or parents of the Mexican Subsidiary (whether directly or indirectly), as required or contemplated by the Pledge Agreement.

         "R&M Canada" shall mean Robbins & Myers Canada Ltd., a corporation organized and existing under the laws of Canada.

         "R&M UK" shall mean Robbins & Myers U.K. Limited, an English corporation.

         "Reference Period" with respect to any date shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has waived either the 30-day notice period or the penalty for failure to give notice.

         "Required Financial Statements" shall mean, with respect to any period, the financial statements of the Borrower for such period required under Section 5.04.

         "Required Lenders" shall mean, at any time, Lenders holding Loans (excluding Swingline Loans), Letter of Credit Exposure, and Swingline Exposure and having Revolving

Credit Commitments representing in the aggregate at least 51% of the sum at such time of (a) the aggregate principal Dollar Amount of the Loans outstanding (excluding Swingline Loans), (b) the aggregate Dollar Amount of Letter of Credit Exposure, (c) the aggregate amount of Swingline Exposure and (d) the aggregate amount of unused Revolving Credit Commitments.

         "Reserve" shall mean (a) $0 at any time prior to February 28, 2006 and
(b) at any time after February 28, 2006, the then outstanding principal amount of the Romaco Notes.

         "Responsible Officer" of any person shall mean and include the president, chief executive officer, chief operating officer, any financial officer, any vice president, the general counsel or any other senior officer of such person (or, in the case of a partnership. of a general partner thereof).

         "Restricted Subsidiary" shall mean (i) all Domestic Subsidiaries of the Borrower, none of the Capital Stock of which is owned by Unrestricted Subsidiaries and (ii) all Foreign Subsidiaries of the Borrower, all of the Capital Stock of which is owned directly by the Borrower or a Wholly Owned Domestic Subsidiary, or any subsidiary described in clauses (i) or (ii) that is formed or acquired after the date hereof; provided, that, nothing in this definition shall be deemed to permit any such formation or acquisition of a subsidiary. Each of such Domestic and Foreign Subsidiaries existing as of the Effective Date are listed on Schedule 1.01.

         "Revolving Credit Availability Period" shall mean the period from and including the Effective Date to but excluding the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.02(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to the terms hereof.

         "Revolving Credit Facility" shall mean the Revolving Loans, the Swingline Loans and the Letters of Credit provided or participated in by the Lenders to the Borrowers pursuant to this Amended Agreement and the other Loan Documents.

         "Revolving Credit Maturity Date" shall mean October 6, 2006.

         "Revolving Credit Notes" shall mean a promissory notes of the Borrowers, substantially in the form of Exhibit A-1 hereto, evidencing Revolving Loans.

         "Revolving Loan Exposure" shall have the meaning assigned to such term in Section 2.12(c).

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.02(a) of this Amended Agreement. Such Revolving Loans shall consist of U.S. Dollar Revolving Loans and Foreign Currency Revolving Loans. Each U.S. Dollar

Revolving Loan shall be a LIBOR Loan or an ABR Loan. Each Foreign Currency Revolving Loan shall be a LIBOR Loan.

         "Romaco Notes" shall mean the five year subordinated notes with an outstanding aggregate principal balance as of August 31, 2003 of eur 20,642,662 due August 31, 2006 issued to Brian Fenwick-Smith pursuant to the Stock Purchase Agreement dated August 10, 2001 among Robbins & Myers Holdings, Inc., the Borrower and Brian Fenwick-Smith.

         "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

         "Secured Parties" shall mean (a) the Lenders and the Issuing Banks, (b) the Administrative Agent in its capacity as such under each Loan Document, (c) each Lender with which the Borrower enters into an Interest Rate Protection Agreement pursuant to this Amended Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Subsidiaries under any Loan Document, (e) the Noteholders and (f) the successors and assigns of the foregoing.

         "Senior Notes" shall mean the senior secured notes of the Borrower issued pursuant to the Senior Note Purchase Agreement.

         "Senior Note Purchase Agreement" shall mean, collectively, the separate note purchase agreements dated May 1, 1998 pursuant to which the Borrower issued up to $100,000,000 principal amount of the Senior Notes, together with all other documents related thereto.

         "Shareholder" shall mean, as of any date, any person or "group" (within the meaning of Rule 13d-3 under the Exchange Act) (a) which beneficially owns as of such date Capital Stock of the Borrower (or of any person Controlling the Borrower) representing 5% or more of the aggregate ordinary voting power of all the outstanding Capital Stock of the Borrower (or of such person Controlling the Borrower) and (b) of which the Borrower has knowledge.

         "Shortfall Amount" shall have the meaning assigned to such term in
Section 2.10(e).

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" shall have the meaning assigned to such term in Section 3.19(a).

         "Standby LC" shall mean a Letter of Credit which is not a Commercial
LC.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other domestic banking authority (and with respect to any Non-U.S. Lender, any foreign banking authority) to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Notes" shall mean (i) the $40,000,000 8.0% Convertible Subordinated Notes due January 31, 2008, and all documents and instruments pursuant to which they were issued or related in any way thereto, and (ii) the Romaco Notes and all documents and instruments pursuant to which they were issued or related in any way thereto.

         The term "subsidiary" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity (a) of which Capital Stock representing more than 50% of the aggregate ordinary voting power or more than 50% of the ownership interests is, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean the subsidiaries of the Borrower existing as of the Effective Date and listed on Schedule 3.08 and other subsidiaries of the Borrower that are permitted to be created or acquired hereafter pursuant to the express terms of this Amended Agreement.

         "Subsidiary Borrower" shall mean Robbins & Myers Finance Europe B.V., a Netherlands corporation.

         "Subsidiaries' Consent and Agreement" shall mean the Subsidiaries' Consent and Agreement dated as of the Effective Date among the Domestic Subsidiaries, the Lenders and the Administrative Agent in the form attached hereto as Exhibit B-2.

         "Supplemental Agreement" shall mean an agreement among a Subsidiary, the Collateral Agent and the Administrative Agent in the form attached hereto as Exhibit G, as amended from time to time.

         "Swingline Borrowing" shall mean a Borrowing comprised of Swingline Loans.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.02(c) and Section 2.22, as the same may be reduced from time to time pursuant to Section 2.10.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean Bank One, and its successors in such capacity.

         "Swingline Loans" shall mean any loan made by the Swingline Lender pursuant to Section 2.02(c) and 2.22.

         "Swingline Note" shall mean a promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing Swingline Loans.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET Day" means any day on which the TARGET payment system is open for the settlement of payments in Euros.

         "Taxes" shall have the meaning assigned to such term in Section
2.20(a).

         "Total Debt" shall mean, without duplication, as of any date, the aggregate amount of (a) all Revolving Loans, Letters of Credit and Swingline Loans outstanding as of such date and (b) all other Indebtedness (other than (i) Interest Rate Protection Agreements permitted by Section 6.01(h), (ii) the obligations of Pfaudler with respect to its unfunded German pension plan and
(iii) post retirement obligations of the Borrower and the Domestic Subsidiaries) of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP; provided, that the amount of Total Debt outstanding at any time shall be deemed reduced by an amount equal to the amount by which the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries at such time exceeds $10,000,000.

         "Transferee" shall have the meaning assigned to such term in Section 2.20(a).

         "Type" shall have the meaning assigned to such term in Section 1.03.

         "UK Subsidiary" shall mean R&M UK or any other Wholly Owned Subsidiary of the Borrower organized and existing under the laws of England.

         "U.S. Dollar Borrowing" shall mean a Borrowing consisting of U.S. Dollar Revolving Loans.

         "U.S. Dollar Revolving Loan" shall have the meaning assigned to such term in Section 2.03(a).

         "Unrestricted Subsidiary" shall mean any Subsidiary other than a Restricted Subsidiary.

         "Voting Stock" shall have the meaning assigned to such term in the definition of "Change of Control".

         "Wholly Owned Subsidiary" shall mean, at any time, any Subsidiary, all of the Capital Stock of which is at such time directly or indirectly owned by the Borrower.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Amended Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in
Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Amended Agreement applied on a basis consistent with the application used in preparing the audited financial statements of the Borrower referred to in Section 3.05.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.04. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Revolving Loan or a Swingline Loan. The "Type" of a Loan refers to whether a Revolving Loan is an ABR Loan or a LIBOR Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g. a "LIBOR Revolving Loan" is a Loan which is both a Revolving Loan and a LIBOR Loan).

                                   ARTICLE II.

                                   THE CREDITS

         SECTION 2.01. Revolving Credit Facility. The Lenders hereby establish in favor of the Borrowers a revolving credit facility consisting of Revolving Loans, Swingline Loans and Letters of Credit on the terms and conditions set forth in this Amended Agreement.

         SECTION 2.02. Commitment to Make Loans.

                  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of such Lender's Revolving Credit Commitment set forth opposite its name on Schedule 2.02(a) (as the same may be reduced or increased from time to time pursuant to the terms hereof) over its Applicable Percentage of the sum of the Dollar Amount of outstanding and unpaid Revolving Loans at such time, plus the Dollar Amount of its Letter of Credit Exposure at such time, plus its Swingline Exposure at such time; provided, that, (i) the aggregate outstanding principal Dollar Amount of Foreign Currency Revolving Loans together with the aggregate Dollar Amount of Letter of Credit Exposure in respect of Foreign Currency Letters of Credit shall not exceed $75,000,000 at any time, (ii) the aggregate principal Dollar Amount of Letter of Credit Exposure shall not exceed the limits applicable thereto as set forth in Section 2.23, (iii) the aggregate outstanding principal amount of Swingline Loans shall not exceed the limits set forth in Section 2.02(c), (iv) the Aggregate Outstanding Credit Exposure shall not exceed the Net Aggregate Commitment and (v) the aggregate outstanding principal Dollar Amount of Loans made to the Subsidiary

         Borrower plus the aggregate Letter of Credit Exposure of the Lenders in respect of Letters of Credit issued for the account of the Subsidiary Borrower shall not exceed $50,000,000.

                  (b) The Borrowers may borrow, pay or prepay and reborrow Revolving Loans during the Revolving Credit Availability Period, within the limits set forth in Section 2.02(a) and upon the other terms and subject to the other conditions and limitations set forth herein.

                  (c) Subject to the terms and conditions and relying on the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower, from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $10,000,000 and (ii) the excess, if any, of Net Aggregate Commitment at such time over the Aggregate Outstanding Credit Exposure at such time. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000.

         SECTION 2.03. Loans.

                  (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments based on their Applicable Percentage; provided, that, the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Subject to the terms and conditions contained herein, funds advanced by the Lenders pursuant to any Revolving Loan may be in U.S. dollars (a "U.S. Dollar Revolving Loan") or a Foreign Currency (a "Foreign Currency Revolving Loan"). The Loans comprising any Borrowing made in U.S. Dollars (other than a Borrowing comprised of Swingline Loans) shall be in an aggregate principal amount which is (i) an integral multiple of $100,000 and not less than $500,000 in the case of LIBOR Loans and (ii) an integral multiple of $100,000 in the case of ABR Loans. Each Borrowing consisting of Foreign Currency Revolving Loans shall be in a minimum aggregate principal Dollar Amount equal to the applicable Foreign Currency Equivalent of approximately $1,000,000 and integral multiples of the applicable Foreign Currency Equivalent of approximately $500,000 in excess thereof. At no time shall the aggregate outstanding principal Dollar Amount of Foreign Currency Revolving Loans exceed $75,000,000.

                  (b) A particular Borrowing (other than a Borrowing comprised of Swingline Loans) shall consist solely of ABR Loans or LIBOR Loans as the Borrower may request pursuant to Section 2.04; provided, that, if an Event of Default or Default shall have occurred and be continuing (i) the Borrower shall not be entitled to request any LIBOR Loans and (ii) no Loans of any Type shall be made unless such Event of Default or Default shall have been waived in accordance with
         Section 9.08(b); provided, that, the Administrative Agent shall not be deemed liable to the Lenders for disbursing Loan proceeds received from a Lender if the Administrative Agent had no knowledge of the existence of a Default or Event of Default. Each Lender may at its option fulfill its Commitment with respect to any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Amended Agreement and any applicable Note. Borrowings of more than one Type and LIBOR Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, that, the Borrower shall not be entitled to request any Borrowing or any continuation or conversion thereof which, if made, would result in an aggregate of more than ten separate LIBOR Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) All Swingline Loans shall be ABR Loans. No Swingline Loan shall be a LIBOR Loan.

                  (d) (i) Subject to Section 2.03(h), each Lender shall make each U.S. Dollar Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in the Applicable Office, not later than 4:00 p.m., Applicable Time, and the Administrative Agent shall by 6:00 p.m., Applicable Time, credit or wire transfer the amounts so received to an account in the name of the applicable Borrower maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                           (ii) Subject to Section 2.03(h), each Lender shall make each Foreign Currency Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent by 1:00 p.m., Applicable Time in the place where such deposit is required to be made pursuant to Section 2.19, for payments by the Borrowers, of same day funds in the applicable Foreign Currency. Such deposit will be made to such accounts in the primary market for such Foreign Currencies as the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall promptly make such funds available by wire transfer to such accounts as the Borrower shall have specified to the Administrative Agent. If Foreign Currency Revolving Loans shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts received from Lenders in accordance with this paragraph to the respective Lenders.

                  (e) If the Administrative Agent has not received from the applicable Borrower the payment required by Section 2.23(g) by 2:00 p.m., Eastern Standard Time, on the date of notice from the Issuing Bank that payment of a draft presented under any Letter of Credit has been or will be made, as provided in Section 2.23(g), the Administrative Agent will promptly notify the Issuing Bank and each Lender of the Letter of Credit Disbursement and the currency in which such disbursement is denominated and, in the case of each Lender, its pro rata portion of such Letter of Credit Disbursement. Not later than 2:00 p.m., Eastern Standard Time, on the next Business Day, each Lender shall make available its pro rata share (based on such Lender's Applicable Percentage) of such Letter of Credit Disbursement in the currency of such disbursement, in funds immediately available in Chicago, Illinois, to the Administrative Agent at its address set forth in Section 9.01, and the Administrative Agent will promptly make such funds available to the Issuing Bank. The Administrative Agent will promptly remit to each Lender that shall have made such funds available its pro rata portion (based on such Lender's Applicable Percentage) of any amounts subsequently received by the Administrative Agent from the applicable Borrower in respect of such Letter of Credit Disbursement in the currency in which it was received.

                  (f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by any Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing or payment, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing or payment in accordance with Section 2.03(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers or the Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount (or in the case of any Foreign Currency Revolving Loan, the Dollar Equivalent thereof) together with interest thereon, for each day from the date such amount is made available to the Borrowers or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at, (i) in the case of the Borrowers, the interest rate applicable thereto pursuant to Section 2.07 or 2.23(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Amended Agreement.

                  (g) Notwithstanding any other provision of this Amended Agreement, the Borrowers shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

                  (h) The Borrowers may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Amended Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed for all purposes to be simultaneously repaid or prepaid in accordance with
         Section 2.05 or 2.13,
         as applicable, with the proceeds of a new Revolving Credit Borrowing and the proceeds of such new Revolving Credit Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrowers pursuant to
         Section 2.03(d).

         SECTION 2.04. Notice of Borrowings.

                  (a) U.S. Dollar Borrowings. In order to request a Borrowing (other than a Swingline Loan) consisting of U.S. Dollar Revolving Loans, a Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) at the Applicable Office (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Applicable Time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, Applicable Time, on the Business Day of a proposed Borrowing. Any such notice of Borrowing shall be irrevocable, shall be substantially in the form of Exhibit H-1 hereto and shall in each case refer to this Amended Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then such Borrower shall be deemed to have selected an Interest Period of one month's duration. If such Borrower shall not have given notice in accordance with this
         Section 2.04(a) of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly, but no later than 2:00 p.m. Applicable Time, on the day it receives a notice hereunder from a Borrower, advise the applicable Lenders of any notice given pursuant to this Section 2.04(a) and of each Lender's portion of the requested Borrowing.

                  (b) Foreign Currency Borrowings. In order to request a Borrowing consisting of Foreign Currency Revolving Loans, a Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) at the Applicable Office, not later than 12:00 noon, Applicable Time, five Business Days before a proposed Borrowing. Any such notice of Borrowing shall be irrevocable and shall be substantially in the form of Exhibit H-2 hereto and shall in each case refer to this Amended Agreement and specify (i) that a Borrowing consisting of Foreign Currency Revolving Loans is requested, (ii) the date of the requested Borrowing (which shall be a Business Day), (iii) the requested Foreign Currency, (iv) the aggregate principal amount requested to be borrowed and (v) the Interest Period(s) therefor. If such Borrower shall fail to specify in any such notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Administrative Agent shall give notice to each Lender promptly upon receipt of each such Notice of Borrowing pursuant to this
         Section 2.04(b), the contents thereof
         and the amount equal to each such Lender's Revolving Credit Commitment of the Borrowing to be made pursuant thereto.

         SECTION 2.05. Noteless Agreement; Repayment of Loans.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the applicable currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the original stated amount of each Letter of Credit and (iv) the amount of Letter of Credit Exposure outstanding at any time, and the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                  (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

                  (d) Any Lender may request that its Loans be evidenced by a Revolving Credit Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit A-1 hereto. Thereafter, the Loans evidenced by such Revolving Credit Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.04, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

                  (e) The Swingline Loans made by the Swingline Lender shall, if so requested by the Swingline Lender, be evidenced by a Swingline Note, duly executed and delivered on behalf of the Borrower, substantially in the form attached hereto as Exhibit A-2, with the blanks appropriately filled, payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The Swingline Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Swingline Note (or on a continuation of such schedule attached to the Swingline Note and made a part thereof), or otherwise to record in the Swingline Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Swingline Loan from the Swingline Lender, each payment and prepayment of principal of any Swingline Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, that, the failure of the Swingline Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Swingline Loans made by the Swingline Lender in accordance with the terms of this Amended Agreement and the Swingline Note.

                  (f) The outstanding principal balance of each Revolving Loan shall be payable on the last day of the Interest Period applicable to such Revolving Loan and on the Revolving Credit Maturity Date and shall bear interest as set forth in Section 2.07. All principal of, and interest on, all Loans shall be paid or repaid, as the case may be, in the applicable currency in which such Loan was made.

                  (g) The outstanding principal balance of each Swingline Loan shall be payable on the last day of the Interest Period applicable to such Swingline Loan and on the Revolving Credit Maturity Date and shall bear interest as set forth in Section 2.07.

         SECTION 2.06. Fees.

                  (a) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee (a "Facility Fee") at a per annum rate equal to the Applicable Facility Fee Rate on the total Revolving Credit Commitment (as the same may be reduced from time to time pursuant to Section 2.10) of such Lender during the preceding quarter (or shorter period commencing with the Effective Date or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fees due to each Lender shall commence to accrue on the Effective Date and cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

                  (b)      The Borrower shall pay to the Administrative Agent
         (i) for the account of each Lender, in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a letter of credit fee (a "Letter of Credit Fee") equal to (A) such Lender's Applicable Percentage of the Dollar Amount of the average daily undrawn stated amount of each Letter of Credit (such Dollar Amount for any given day, in the case of Foreign Currency Letters of Credit, to be determined by reference to the exchange rate most recently used by the Administrative Agent in determining the Dollar Amount of such Letter of Credit) multiplied by
         (B) a per annum rate equal to the Applicable LC Fee Rate in effect from time to time during such period, and (ii) with regard to all Letters of Credit, for the account of the applicable Issuing Bank, in arrears on the last day of March, June, September and December of each year, a fronting fee (the "Fronting Fee") of 0.125% per annum on the Dollar Amount of the average daily undrawn stated amount of each Letter of Credit (such Dollar Amount for any given day, in the case of Foreign Currency Letters of Credit, to be determined by reference to the exchange rate most recently used by the Administrative Agent in determining the Dollar Amount of such Letter of Credit) and any other customary fees of the applicable Issuing Bank charged in connection with the issuance, amendment or transfer of any Letter of

         Credit or any Letter of Credit Disbursement by such Issuing Bank. All Letter of Credit Fees and Fronting Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter dated August 26, 2003 among BOCM, the Administrative Agent and the Borrower and in the applicable provisions of the Commitment Letter dated such date among such parties (together, the "Fee Letter") in the amounts and on the dates provided in the Fee Letter. Such fees shall be in addition to reimbursement of the Administrative Agent's reasonable out-of-pocket expenses.

                  (d) All Fees shall be paid on the dates due immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

         SECTION 2.07. Interest on Loans.

                  (a) Subject to the provisions of Section 2.08, each Revolving Loan and each Swingline Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it is paid in full (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be when determined by reference to the Prime Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. So long as any ABR Borrowing is outstanding, the Administrative Agent shall promptly notify the Borrower of any change in the Prime Rate.

                  (b) Subject to the provisions of Section 2.08, each Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it is paid in full (computed on the basis of the actual number of days elapsed over a year of 360 days, except for interest on Loans denominated in British pounds sterling which shall be calculated for actual days elapsed on the basis of a 365 day year or otherwise in accordance with relevant market practice) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable LIBOR Margin in effect from time to time for such Class of Loan.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Amended Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent in good faith, and such determination shall be conclusive absent manifest error.

         SECTION 2.08. Default Interest. If and for so long as any Event of Default shall have occurred and be continuing, interest shall accrue, to the extent permitted by applicable law, on the outstanding amount of all Obligations during the period from (and including) the date of such Event of Default to (but not including) the date of actual payment (after as well as before judgment) at
(a) in the case of principal of or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) applicable to such Loan during such period pursuant to Section 2.07, plus 2.00% or (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate applicable to ABR Loans during such period pursuant to Section 2.07, plus 2.00%. The Borrowers shall pay all such accrued but unpaid interest from time to time upon demand.

         SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that deposits in the principal amounts in the relevant currency of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 or 2.11 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.10. Termination and Reduction of Commitments; Increase of Commitments.

                  (a) The Revolving Credit Commitments and the Swingline Commitment shall be automatically terminated at 5:00 p.m., Eastern Standard Time, on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or in part permanently reduce, the Revolving Credit Commitments; provided, that, (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum aggregate principal amount which is an integral multiple of $1,000,000, and (ii) the aggregate of Revolving Credit Commitments shall not be reduced to an amount that is less than the Dollar Amount of all aggregate Letter of Credit Exposure at that time.

                  (c)      [Reserved].

                  (d) Each reduction in the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments and each such reduction shall proportionately reduce the Swingline Commitment. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Facility Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (e) To the extent that the Aggregate Commitment on the Effective Date is less than $150,000,000 (the amount of any such shortfall being the "Shortfall Amount"), the Borrower may, at its option, on up to two occasions, seek to increase the Aggregate Commitment by up to the Shortfall Amount (resulting in a maximum Aggregate Commitment of $150,000,000) upon at least three (3) Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such increase, shall be delivered at a time when no Default or Event of Default has occurred and is continuing and may not be delivered if the Borrower has previously terminated a portion of the Revolving Credit Commitment pursuant to Section 2.10(b) hereof. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Commitment on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other lenders or entities reasonably acceptable to the Administrative Agent. No increase in the Aggregate Commitment shall become effective until the existing or new Lenders extending incremental Revolving Credit Commitment amounts and the Borrower shall have delivered to the Administrative Agent a document in form reasonably satisfactory to the Administrative Agent pursuant to which any such existing Lender states the amount of its Revolving Credit Commitment increase, any such new Lender states its Revolving Credit Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and the Borrower accepts such incremental Revolving Credit Commitments. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Revolving Credit Commitment, of an interest in then outstanding extensions of credit hereunder such that, after giving effect thereto, all credit exposure hereunder (other than Swingline Loans as to which no participation notice pursuant to Section 2.22(c) has been delivered) is held (directly or indirectly) ratably by the Lenders in proportion to their respective Revolving Credit Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and Facility Fees and Letter of Credit Fees. The Borrower shall make any payments under Section 2.16 resulting from such assignments. Any such increase of the Aggregate Commitment shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request.

         SECTION 2.11. Conversion and Continuation Options. Except with respect to Borrowings comprised of Swingline Loans, as to which this Section 2.11 shall not apply, a Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent at the Applicable Office (a) not later than 12:00 noon, Applicable Time, on the day of conversion, to convert any Eurodollar Borrowing (other than a Foreign Currency Revolving Loan) into an ABR Borrowing,
(b) not later than 12:00 noon, Applicable Time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing (other than a Foreign Currency Revolving Loan) as a Eurodollar Borrowing for an additional Interest Period, (c) not later than 12:00 noon, Applicable Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing (other than a Foreign Currency Revolving Loan) to another permissible Interest Period, (d) not later than 12:00 noon, Applicable Time, five Business Days prior to conversion or continuation, to convert the Interest Period with respect to any Foreign Currency Revolving Loan to another permissible Interest Period or to continue any Foreign Currency Revolving Loan as a Foreign Currency Revolving Loan for an additional Interest Period, subject in each case to the following:

                           (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                           (ii) the aggregate principal amount of such Borrowing converted into or continued as (A) a Eurodollar Borrowing in dollars, shall be an integral multiple of $100,000 and not less than $500,000, (B) a Eurodollar Borrowing in a Foreign Currency shall be an integral multiple of the applicable Foreign Currency Equivalent of approximately $500,000 and not less than the applicable Foreign Currency Equivalent of approximately $1,000,000, or (C) an, ABR Borrowing, shall be the lesser of (I) the remaining outstanding principal amount of such Borrowing and (II) an integral multiple of $100,000;

                           (iii) each conversion or continuation shall be effected by each Lender by applying the proceeds of the new Loan of such Lender resulting from such conversion or continuation to the Loan (or portion thereof) of such Lender being converted or continued;

                           (iv) accrued interest on a LIBOR Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion;

                           (v) if any Eurodollar Borrowing is converted or continued at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                           (vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                           (vii) any portion of a Eurodollar Borrowing (other than a Eurodollar Borrowing in a Foreign Currency) which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (vi) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                           (viii) Foreign Currency Revolving Loans may not be converted into ABR Loans pursuant to this Section 2.11; and

                           (ix) Foreign Currency Revolving Loans in a particular Foreign Currency may not be converted into or continued as Foreign Currency Revolving Loans of any other Foreign Currency pursuant this Section 2.11.

         Each notice pursuant to this Section 2.11 shall be irrevocable, shall be in substantially the form of Exhibit H-1 hereto or, if the request involves a Foreign Currency Revolving Loan, Exhibit H-2 hereto, and shall in each case refer to this Amended Agreement and specify (I) the principal amount, the Class, the Type and, in the case of a Eurodollar Borrowing, the Interest Period of the Borrowing that the Borrower requests be converted or continued, (II) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing, unless such Borrowing is a Foreign Currency Borrowing, in which case such Borrowing shall be automatically continued as a Foreign Currency Borrowing in the same Foreign Currency for an Interest Period of one month.

         SECTION 2.12. Mandatory Repayments and Prepayments.

                  (a) On the Revolving Credit Maturity Date, all Revolving Credit Borrowings and all Swingline Borrowings shall be due and payable to the extent not previously paid and all Letter of Credit Exposure (if any) shall be terminated or cash collateralized in a manner satisfactory to the Administrative Agent.

                  (b)      [Reserved].

                  (c) In the event and on each occasion that the sum of (i) the aggregate outstanding principal Dollar Amount of Revolving Loans,
         (ii) the aggregate Dollar Amount of all Letter of Credit Exposure, and
         (iii) the aggregate Swingline Exposure (collectively, the "Revolving Loan Exposure") exceeds the Net Aggregate Commitment (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower) at such time, the Borrowers shall immediately prepay Revolving Loans such that the aggregate Dollar Amount of all Revolving Loan Exposure is equal to or less than the Net Aggregate Commitment (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower). In addition, on the last day of each calendar month, or on any other Determination Date, the Borrowers shall pay or prepay outstanding Foreign Currency Revolving Loans to the extent, if necessary, so that (i) the Dollar Amount (determined as of such date) of all aggregate Revolving Loan Exposure is equal to or less than the Net Aggregate Commitment (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower) at that time and (ii) the Dollar Amount of the aggregate outstanding principal amount of such Foreign Currency Revolving Loans together with the Dollar Amount of the outstanding Letter of Credit Exposure in respect of Foreign Currency Letters of

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

         Credit shall not exceed $75,000,000 (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower). In addition, in the event that on the last day of any calendar month or on any other Determination Date, the Dollar Amount of the Foreign Currency Letter of Credit Exposure resulting from the Bank One Foreign Currency Letters of Credit exceeds $50,000,000, then the Borrower shall cash collateralize Foreign Currency Letter of Credit Exposure resulting from the Bank One Foreign Currency Letters of Credit (in each instance, in dollars or in a Foreign Currency reasonably required by the Issuing Bank) to the extent, if necessary, so that (i) the Dollar Amount (determined as of such date) of all aggregate Revolving Loan Exposure is equal to or less than the Net Aggregate Commitment at that time and (ii) the Dollar Amount (determined as of such date) of all Foreign Currency Letter of Credit Exposure resulting from the Bank One Foreign Currency Letters of Credit is equal to or less than $50,000,000 (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.12(c)). In the event that on the last day of any calendar month or on any other Determination Date, the Dollar Amount of the aggregate Letter of Credit Exposure resulting from Letters of Credit issued in dollars and Other Foreign Currency Letters of Credit, exceeds $75,000,000 (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower), then the Borrower shall cash collateralize such Letter of Credit Exposure (in each instance, in dollars or in a Foreign Currency reasonably required by the Administrative Agent) to the extent, if necessary, so that (i) the Dollar Amount (determined as of such date) of all aggregate Revolving Loan Exposure is equal to or less than the Net Aggregate Commitment (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower) at that time and (ii) the Dollar Amount (determined as of such date) of all aggregate Letter of Credit Exposure resulting from Letters of Credit issued in dollars and Other Foreign Currency Letters of Credit is equal to or less than $75,000,000 (or $50,000,000 with respect to all Loans made to, and Letter of Credit Exposure of, the Subsidiary Borrower) (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this
         Section 2.12(c)).

                  (d) All mandatory prepayments under Section 2.12(c) shall be applied (to the extent applicable) (i) first, to reduce the outstanding principal amount of U.S. Dollar Revolving Loans or Foreign Currency Revolving Loans, as the case may be, and (ii) second, to the extent that the remaining amount of such prepayment is greater than the aggregate principal Dollar Amount of outstanding Loans, to provide cash collateral in an amount equal to all such Letter of Credit Exposure (the amount to be deposited shall be denominated in the currency or currencies of the Letter(s) of Credit then outstanding) (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.12(d)). Subject to the foregoing provisions, any mandatory prepayment of Loans of any Class pursuant to Section 2.12(c) shall be applied to prepay all ABR Loans of such Class before any LIBOR Loans of such Class are prepaid. All mandatory prepayments shall be applied first to Loans in the currency in which payment is made by the Borrowers.

                  (e)      Each payment of Borrowings pursuant to this Section
         2.12 (except partial prepayments of ABR Borrowings) shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. All payments under this

         Section 2.12 shall be subject to Section 2.16, but otherwise shall be without premium or penalty.

         SECTION 2.13. Optional Prepayments.

                  (a) Subject to Section 2.13(b), the Borrowers shall have the right at any time and from time to time to prepay any LIBOR Loans, in whole or in part, upon giving prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, at least three Business Days prior to the date of prepayment; provided, that each partial prepayment of LIBOR Loans shall be in a Dollar Amount which is an integral multiple of $500,000 and not less than $1,000,000 and a partial prepayment of a Eurodollar Borrowing under this Section 2.13(a) shall not be made that would result in the remaining aggregate outstanding principal Dollar Amount thereof being less than $500,000. Each notice of prepayment shall specify the prepayment date, the Class, the Type, the Interest Period of the Borrowing to be prepaid and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein.

                  (b) All prepayments under this Section 2.13 shall be subject to Section 2.16 but otherwise shall be without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of payment.

         SECTION 2.14. Reserve Requirements; Change in Circumstances.

                  (a) Notwithstanding any other provision of this Amended Agreement, if after the date of this Amended Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any LIBOR Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any state of the United States or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the applicable interbank market any other condition affecting this Amended Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any LIBOR Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender (or Affiliate or parent thereof which fairly allocates any such increase to the Lender) or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs actually incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline or in the interpretation or administration thereof by any Governmental Authority (including the National Association of Insurance Commissioners) charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Amended Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then, from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the circumstances requiring the payment of compensation, the calculations with respect thereto, and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this
         Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed. In the event any Lender or the Issuing Bank ever receives a refund from any applicable Governmental Authority of any amount paid by the Borrower on account of the provisions of this Section 2.14, the applicable lender or Issuing Bank, as the case may be, shall repay those refunded amounts to the Borrower.

         SECTION 2.15. Change in Legality.

                  (a) Notwithstanding any other provision of this Amended Agreement, if after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions, other than those arising under Section 2.24, (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Foreign Currency to the Borrowers, as contemplated by this Amended Agreement, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (A) declare that LIBOR Loans or Foreign Currency Revolving Loans (in the affected Foreign Currency) will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans), whereupon any request for a LIBOR Loan (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, (I) if such Loan is a U.S. Dollar Revolving Loan, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn, or (II) if such Loan is a Foreign Currency Revolving Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

                  (B) require that all outstanding LIBOR Loans or Foreign Currency Revolving Loans (in the affected Foreign Currency) as the case may be, made by it be (I) if such Loans are U.S. Dollar Revolving Loans, converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below or (II) if such Loans are Foreign Currency Revolving Loans, repaid immediately, in which event all such Foreign Currency Revolving Loans (in the affected Foreign Currency) shall be required to be repaid in full by the Borrowers as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to any U.S. Dollar Revolving Loans, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

                  (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such LIBOR Loan or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by the Administrative Agent or such Lender in the performance of its obligations hereunder, which results in
(i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default by the Borrowers in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. Determination of amounts payable under this Section with respect to LIBOR Loans shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBO Rate applicable to such Loan, whether in fact that is the case or not. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after receipt of the same.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15 and as provided in this Section 2.17 with respect to Swingline Loans, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the sum of (a) the respective principal amounts of their applicable outstanding Loans and (b) the respective amounts of their Letter of Credit Exposure). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including, those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. For purposes of this Section 2.18, the Revolving Loans of any Lender shall include such Lender's Letter of Credit Exposure. Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such interest.

         SECTION 2.19. Payments.

                  (a) Unless expressly provided otherwise herein, the Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document without setoff, defense or counterclaim not later than the time required by subparagraph 2.19(d) below, on the date when due in dollars to the Administrative Agent, in immediately available funds.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  (c) With respect to any Foreign Currency Revolving Loan, each payment on account of an amount due from the Borrowers hereunder or under any other Loan Document shall be made by such Borrowers to the Administrative Agent in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Foreign Currency shall be payable in the same Foreign Currency as such Loan. Upon request, the Administrative Agent will give the Borrower a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of the Borrowers to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent of the full amount in the appropriate currency payable hereunder. Each of the Borrowers agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

Except as otherwise specifically provided herein, each payment (including principal of or interest on, any Loan, any Fees, or other fees or amounts) hereunder and under any instrument delivered hereunder shall be made to the Administrative Agent at such place as may be designated by the Administrative Agent to the Borrower in writing in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 11:00 a.m., local time in the place where such payment is required to be made pursuant to this subsection (d) on the date due. Any payments received after such time shall be deemed received on the next succeeding Business Day.

         SECTION 2.20. Taxes.

                  (a) Any and all payments by or on behalf of the Borrower or any Subsidiary hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes or branch profit taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or the jurisdiction in which such Lender or Transferee has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes" and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being called "Excluded Taxes"). Subject to the provisions of Section 2.20(f) if the Borrower or any Subsidiary shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent, (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20 but excluding Excluded Taxes) such Lender or the Issuing Bank (or Transferee) or the Administrative Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower or such Subsidiary shall make such deductions and (C) the Borrower or such Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law, any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Amended Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrowers will jointly and severally indemnify each Lender (or Transferee), the Administrative Agent and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent or the Issuing Bank, as the case may be, and any liability (excluding Excluded Taxes, but including penalties, interest and expenses (including reasonable attorneys' fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the method of computation thereof prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee) or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor and provides the Borrower with the certificate described above.

                  (d) If (i) any Lender (or Transferee) or the Administrative Agent shall be notified by the Borrower that it has determined in good faith that a reasonable basis exists for such Lender (or Transferee) or the Administrative Agent to claim a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.20, and (ii) such Lender (or Transferee) or the Administrative Agent, as applicable, concurs in such determination and determines in good faith that seeking such refund will not have an adverse effect on such person, then, within 30 days after receipt of request by the Borrower, such Lender (or Transferee) or the Administrative Agent, as applicable, shall make a claim to such Governmental Authority for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.20, it shall within 30 days from the date of such receipt, so long as no Event of Default has occurred and is continuing, pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any Subsidiary to the relevant Governmental Authority, the Borrower or such Subsidiary will deliver to the Administrative Agent, at its address referred to in
         Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of (i) either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Amended Agreement and the other Loan Documents and (ii) an Internal Revenue Service Form W-8 or W-9 entitling such Non-U.S. Lender to receive a complete exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office,(a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. If a Non-U.S. Lender who has delivered the forms referred to above on the date it becomes a party to this Amended Agreement (or, in the case of a Transferee, on the date that it becomes a Transferee hereunder) determines that it is unable subsequently to submit to the Borrower any such form, or that it is required to withdraw or cancel any such form, such Non-U.S. Lender shall promptly notify the Borrower of such fact. Notwithstanding any other provision of this Section 2.20(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(g) that such Non-U.S. Lender is not legally able to deliver.

                  (g) The Borrowers shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with Section 2.20(f) or (ii) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender become a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (ii) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (B) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) acting through a New Lending Office, would be entitled to receive (without regard to this clause (ii)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (f) above.

                  (h) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (i) The provisions of this Section 2.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

                  (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to
         Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, as the case may be, require such Lender or the Issuing Bank, as applicable, to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this

         Amended Agreement to an assignee reasonably acceptable to the Administrative Agent that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld,
         (C) no Event of Default shall have occurred and be continuing and (D) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.14 or 2.15 or demand for additional amounts under Section 2.20, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.14, 2.15, 2.16 or 2.20, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

                  (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Swingline Loans.

                  (a) Swingline Loans. The Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 12:00 (noon), Eastern Standard Time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Amended Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph
         (a). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 6:00 p.m. Eastern Standard Time, on the date such Swingline Loan is so requested.

                  (b) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 noon, Eastern Standard Time, on the date of prepayment at the Swingline Lender's address for notices specified in Section 9.01.

                  (c) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., Eastern Standard Time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. The Administrative Agent will, by 2:00 p.m., Eastern Standard Time, on the date of receipt of such notice, give notice to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent by 4:00 p.m., Eastern Standard Time, on the date such notice is received from the Swingline Lender, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(d) with respect to Loans made by such Lender (and Section 2.03(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.23. Letters of Credit.

                  (a) The Borrower may request the issuance of (i) Letters of Credit in dollars, in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrowers, at any time and from time to time during the Letter of Credit Availability Period; provided, that, any such Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrowers that, immediately following the issuance of such Letter of Credit, (A) the aggregate Dollar Amount of Letter of Credit Exposure resulting from Letters of Credit (other than Bank One Foreign Currency Letters of Credit) does not exceed $75,000,000, and
         (B) the Aggregate Outstanding Credit Exposure does not exceed the Net Aggregate Commitment at such time, (ii) Other Foreign Currency Letters of Credit, in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank for the account of the Borrowers, at any time and from time to time during the Letter of Credit Availability Period; provided, that, any such Other Foreign Currency Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any such Other Foreign Currency Letter of Credit shall be deemed a representation and warranty of the Borrowers that, immediately following the issuance of such Other Foreign Currency Letter of Credit (A) the aggregate Dollar Amount of aggregate Letter of Credit Exposure resulting from Letters of Credit (other than Bank One Foreign Currency Letters of Credit) does not exceed $75,000,000 and (B) the Aggregate Outstanding Credit Exposure does not exceed the Net Aggregate Commitment at such time, and (iii) Bank One Foreign Currency Letters of Credit, in form and substance reasonably acceptable to the Administrative Agent and Bank One, for the account of the Borrowers, at any time and from time to time during the Letter of Credit Availability Period; provided, that, any such Bank One Foreign Currency Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any such Bank One Foreign Currency Letter of Credit shall be deemed a representation and warranty of the Borrowers that, immediately following the issuance of such Bank One Foreign Currency Letter of Credit, (A) the aggregate Dollar Amount of Foreign Currency Letter of Credit Exposure resulting from the Bank One Foreign Currency Letters of Credit does not exceed $50,000,000 and
         (B) the Aggregate Outstanding Credit Exposure does not exceed the aggregate amount of the Net Aggregate Commitment at such time. In no event shall an Issuing Bank be obligated to issue any Letter of Credit if after giving effect thereto, the Aggregate Outstanding Credit Exposure would exceed the Net Aggregate Commitment. For purposes hereof, the "issuance" of a Letter of Credit includes the amendment, renewal or extension of a Letter of Credit.

                  (b) Each Commercial LC shall expire no later than earlier of (i) 270 days after the date of issuance of such Letter of Credit and
         (ii) the fifth Business Day prior to the Revolving Credit Maturity Date. Each Standby LC shall expire no later than the fifth Business Day prior to the Revolving Credit Maturity Date.

                  (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 12:00 noon, Eastern Standard
         Time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Administrative Agent at its address set forth in Section 9.01 and the Issuing Bank specifying whether such Letter of Credit is a Standby LC or a Commercial LC, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, whether such Letter of Credit is to be issued in dollars or a Foreign Currency (and if such Letter of Credit is to be issued in a Foreign Currency, the applicable Foreign Currency and whether such Letter of Credit is to be an Other Foreign Currency Letter of Credit or a Bank One Foreign Currency Letter of Credit), the name and address of the beneficiary of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit; provided, that, with respect to Bank One Foreign Currency Letters of Credit any such Letter of Credit issued in the same Foreign Currency shall be issued in amounts that shall not be less than the approximate Dollar Equivalent of US $2,000,000 or multiples thereof (or such other amounts as agreed to by Bank One in its sole discretion). The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Administrative Agent shall give prompt notice thereof to each Lender). During the Letter of Credit Availability Period, the Issuing Bank also will give the Administrative Agent (i) if and when requested, notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) prompt notice of any payment or disbursement that has been or will be made under any Letter of Credit. Each Letter of Credit (other than Foreign Currency Letters of Credit) issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time. Each Foreign Currency Letter of Credit issued hereunder shall be subject to and incorporate the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP") (other than Articles 41 and 43 thereof with respect to standby Letters of Credit); to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code as adopted in New York ("Article 5"); and
         Section 5-102(a)(10) of the 1995 Official Text with comments of the Uniform Commercial Code Revised Article 5, as promulgated by the American Law Institute and National Conference of Commissioners on Uniform State Laws ("Revised Article 5"), which section of Revised
         Article 5 shall govern and control over any inconsistent provision of the UCP or Article 5.

                  (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with
         Section 2.03(e), such Lender's Applicable Percentage of the amount of each Letter of Credit Disbursement in the currency of such disbursement made by the Issuing Bank and not reimbursed by the Borrowers when due in accordance with Section 2.23(g).

                  (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.23(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) The Borrower shall pay to the Administrative Agent, for the account of the Lenders and the Issuing Bank, as applicable, a nonrefundable Letter of Credit Fee and Fronting Fee in accordance with
         Section 2.06(b). In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary).

                  (g) The applicable Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary), by making payment in immediately available funds, to the Administrative Agent on the same Business Day after receipt of notice of such payment or disbursement (or notice that such payment or disbursement will be made), in the amount and currency of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank, at a rate per annum equal to the greater of (i) the rate applicable to ABR Loans pursuant to Section 2.07 or
         (ii) the cost on a per annum basis to the Issuing Bank of the funds so paid or disbursed under the Letter of Credit plus the Applicable LIBOR Margin (such cost plus such margin being referred to herein as the "Cost of Funds"); provided, that, if such amount is not reimbursed prior to 2:00 p.m., Eastern Standard Time, on the same Business Day after receipt by the Borrower of the notice of such payment or disbursement (or notice that such payment or disbursement will be made), interest shall thereafter accrue on such unreimbursed amount at a rate per annum equal to the greater of (i) the rate applicable to ABR Loans during such period pursuant to Section 2.07, plus 2.00% or (ii) the Cost of Funds plus 2.00%. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank. Borrowers hereby agree to indemnify and hold harmless the Administrative Agent, each Issuing Bank, and each Lender (in any capacity hereunder) from and against any and all loss, liability, cost, and expense arising at any time or times from the exchange of one or more currencies for one or more other currencies hereunder.

                  (h) The Borrowers' obligation to reimburse Letter of Credit Disbursements as provided in Section 2.23(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Amended Agreement under any and all circumstances whatsoever, and irrespective of:

                           (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document or any term or provision therein;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrowers, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative

                  Agent, any Lender or any other person, whether in connection with this Amended Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                           (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect,

                           (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit;

                           (v) any amendment, waiver or consent in respect of this Amended Agreement or any other Loan Document; and

                           (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this
                  Section 2.23(h), constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

                  (i) Without limiting the generality of the provisions of the foregoing paragraph (h), it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the preceding sentence and the provisions of Section 2.23(h) shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's bad faith, gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance in good faith on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Issuing Bank.

                  (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided, that, the failure to give such notice shall not relieve the Borrowers of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.23. The Administrative Agent shall promptly give each Lender notice thereof.

                  (k) In the event that the Borrowers are required or elect pursuant to the terms of this Amended Agreement, including, but not limited to, Section 2.12(c) (other than Article VII) or any other Loan Document, to provide cash collateral in respect of the Letter of Credit Exposure, the Borrowers shall deposit in an account with the Administrative Agent, for the benefit of each Lender, an amount in cash equal to the amount of such Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder); the amount to be deposited shall be denominated in the currency or currencies of the Letter(s) of Credit outstanding as determined by the Issuing Bank. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations to Lenders. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrower (subject, however, to the preservation of such deposits in the currency in which deposited and unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the Administrative Agent shall determine in its discretion whether to make investments and, if so, shall determine in its discretion the Cash Equivalents to be selected), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Borrowers hereby pledge all such deposits and accounts and cash collateral, together with the proceeds, investments, and increases thereof and the interest thereon, to the Administrative Agent for the benefit of the Issuing Banks and the other Lenders to secure payment and performance of the Obligations. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations to the Lenders. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers upon demand; provided, that, after giving effect to such return, (i) the sum of the Dollar Amount of the aggregate Letter of Credit Exposure, plus the aggregate outstanding Swingline Exposure, plus the aggregate outstanding Dollar Amount of Revolving Loans would not exceed the aggregate Revolving Credit Commitments, (ii) the Dollar Amount of Letters of Credit (other than Bank One Foreign Currency Letters of Credit) does not exceed $25,000,000, (iii) the Dollar Amount of the Bank One Foreign Currency Letters of Credit does not exceed $50,000,000 and (iv) no Default or Event of Default shall have occurred and be continuing. In the event that the Borrowers are required pursuant to the terms of Article VII of this Amended Agreement to provide cash collateral in respect of Letter of Credit

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         Exposure, the Borrowers shall deposit such cash collateral in an account with the Collateral Agent pursuant to the Collateral Agency Agreement. Such deposit shall be held by the Collateral Agent in accordance with the Collateral Agency Agreement. Any such deposit to be held by the Administrative Agent or the Collateral Agent, as provided herein, shall be accompanied by notice from the Borrower, in form satisfactory to the Administrative Agent or the Collateral Agent, as the case may be, setting forth the basis for such deposit, identifying in reasonable detail the Letters of Credit to which such deposit relates, and setting forth any other information related to such deposit reasonably requested by the Administrative Agent or the Collateral Agent, as the case may be. The Borrowers shall promptly provide the Administrative Agent with a copy of any such notice to the Collateral Agent and shall promptly provide the Collateral Agent with a copy of any such notice to the Administrative Agent. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.24. Existing Letters of Credit. It is understood and agreed that notwithstanding any other provision hereof (a) the Existing Letters of Credit are "Letters of Credit" issued by Bank One under the Existing Agreement;
(b) such Letters of Credit shall, on the Effective Date, be deemed Letters of Credit issued hereunder as of the Effective Date as to which Bank One is the Issuing Bank and in which each Lender shall participate in accordance with
Section 2.23(d).

         SECTION 2.25. Extension of Revolving Credit Maturity Date. The Borrower may request a one-year extension of the Revolving Credit Maturity Date by submitting a request for an extension to the Administrative Agent (an "Extension Request") no more than 90 and no less than 30 days prior to each anniversary of the date hereof. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender thereof and shall request each Lender to act upon the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than 15 days prior to such anniversary. If and only if the consent of each of the Lenders is received by the Administrative Agent prior to the Revolving Credit Maturity Date, the Revolving Credit Maturity Date shall be extended by one year and the Administrative Agent shall promptly notify the Borrower and each Lender of the new Revolving Credit Maturity Date.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers represents and warrants to each of the Lenders that:

         SECTION 3.01. Organization, Powers. Each of the Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the requisite power and authority to

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

execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to obtain extensions of credit hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each of the Borrower and the Subsidiaries of each of the Loan Documents to which it is or will be a party (including the exercise of remedies thereunder) and, in the case of the Borrowers, the extensions of credit hereunder (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate of incorporation, partnership agreement, operating agreement or other constitutive documents or by-laws of the Borrower and the Subsidiaries, (C) any order of any Governmental Authority or (D) any provision of any Material Contract or other indenture, agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a Default or give rise to increased, additional, accelerated or guaranteed rights of any person under any Material Contract or other indenture, agreement or instrument or (iii) except for the Liens of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the Subsidiaries.

         SECTION 3.03. Enforceability. This Amended Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the Subsidiaries will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

         SECTION 3.04. Consents and Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or shareholder of the Borrowers or any creditor, shareholder, partner or member of the Subsidiaries, (c) any counterparty to a Material Contract or (d) except where failure to take or obtain such action, consent or approval of, registration or filing with or such other action could not reasonably be expected to have a Material Adverse Effect, any other person, is or will be required in connection with the Revolving Credit Facility or the performance by the Borrower or any of the Subsidiaries of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

         SECTION 3.05. Financial Statements, Undisclosed Liabilities.

                  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows as of and for the 2002 Fiscal Year, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods. Such balance sheet and the notes thereto disclose all material liabilities, direct, contingent or otherwise, of the Borrower

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

         and its Consolidated Subsidiaries as of the dates thereof for which disclosure is required in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as otherwise noted therein.

                  (b) As of the Effective Date, the Borrower and the Subsidiaries do not have any material liability, contingent or otherwise, required by GAAP to be set forth on a consolidated balance sheet of the Borrower, except (i) as set forth in the financial statements referred to in Section 3.05(a), (ii) for items set forth in
         Schedule 3.05(b) and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice.

         SECTION 3.06. No Material Adverse Change. Since August 31, 2002, and as of the Effective Date, there has not been any Material Adverse Change in the business of the Borrower.

         SECTION 3.07. Title to Properties, Possession Under Leases.

                  (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests or licenses in, all its properties and assets (including without limitation, real property and intellectual property interests), except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

                  (b) Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth a list of all of the Subsidiaries as of the date hereof, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein. All of the Subsidiaries are Consolidated Subsidiaries.

         SECTION 3.09. Litigation; Compliance with Laws.

                  (a)      As of the Effective Date, except as set forth in
         Schedule 3.09 or as fully covered by third party insurance, there are no pending or, to the knowledge of the Borrower, threatened litigation, arbitrations or other proceedings against the Borrower or any Subsidiary involving a claim for more than $500,000. Except as noted on
         Schedule 3.09, there are no lawsuits, claims, arbitrations or other proceedings which, if adversely determined, whether individually or in the aggregate, would have a Material Adverse Effect. As of the Effective Date, to the knowledge of the Borrower, except as set forth in Schedule 3.09, neither the Borrower nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal. Except as set forth in Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of the Subsidiaries or any business, property or rights of the Borrower or any of the Subsidiaries (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.09, the Borrower and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority ("Applicable Laws") including those relating to the environment, taxes and occupational health and safety, except for instances of noncompliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in
         Schedule 3.09 and as of the Effective Date, neither the Borrower nor any Subsidiary has received any written communication during the past three years from a Governmental Authority that alleges that the Borrower or a Subsidiary is not in compliance in any material respect with any Applicable Laws. Except as set forth in Schedule 3.09 and as of the Effective Date, to the knowledge of the Borrower, there is no pending or threatened investigation of the Borrower or a Subsidiary by any Governmental Authority.

         SECTION 3.10. Agreements.

                  (a) Each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument (within the meaning of 17 C.F.R. ss.229.601(b)(10)(1996)) to which the Borrower or any of the Subsidiaries is a party or by which it or any of its properties or assets are or may be bound as of the Effective Date is listed on
         Schedule 3.10 hereto (collectively with the Subordinated Notes and any agreements listed on Schedule 3.20, the "Material Contracts").

                  (b) Except as set forth in Schedule 3.10, all the Material Contracts are valid, binding and in full force and effect in all material respects. Except as set forth in Schedule 3.10, the Borrower and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of the Borrower, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. Neither the Borrower, nor any of the Subsidiaries, nor, to the knowledge of the Borrower, any other party to any Material Contract has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. None of such other parties has any presently exercisable right to terminate any Material Contract nor will any such other party have any right to terminate any Material Contract on account of the execution, delivery or performance of the Loan Documents.

         SECTION 3.11. Federal Reserve Regulations.

                  (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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

                  (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulations U and X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any Federal or state law.

         SECTION 3.13. Use of Proceeds. The proceeds of all Loans will be used solely (a) to provide for the ongoing working capital requirements of the Borrower and the Subsidiaries and for general corporate purposes (including working capital, Capital Expenditures in the ordinary course of business and Permitted Acquisitions) and (b) to pay related fees and expenses. The Letters of Credit will be issued solely (i) to support various financial and other performance obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business and (ii) with respect to the Bank One Foreign Currency Letters of Credit, to collateralize certain permitted Indebtedness of certain Foreign Subsidiaries.

         SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been set aside on its financial statements.

         SECTION 3.15. No Material Misstatements. The Confidential Information Memorandum and the exhibits and schedules (except for forecasts and projections) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and evaluated in the context presented, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such information was provided. Any such exhibit or schedule which constitutes a forecast or a projection was prepared in good faith, was based on assumptions that the Borrower believes to be reasonable and was based on the best information reasonably available to the Borrower. The Borrower has no reason to believe that any such forecasts or projections are misleading in any material respect in light of the circumstances existing at the time of preparation thereof.

         SECTION 3.16. Employee Benefit Plans.

                  (a) Except as set forth in Schedule 3.16, each of the Borrower and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within

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

         the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the last five years with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five years prior to the Effective Date.

                  (b) Except as set forth in Schedule 3.16, the present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such accrued benefits.

                  (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last valuation date.

                  (d) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

                  (e) Except as set forth in Schedule 3.16, neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to its current and former employees.

                  (f) No prohibited transaction under ERISA or the Code has occurred with respect to any Multiemployer Plan or Single Employer Plan which could have a Material Adverse Effect.

         SECTION 3.17. Environmental and Safety Matters. As of the Effective Date, except as set forth in Schedule 3.17, each of the Borrower and the Subsidiaries has complied in all material respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to protection of the environment or to employee health or safety. As of the Effective Date, except as set forth in Schedule 3.17, neither the Borrower nor any Subsidiary has received notice of any material failure so to comply. The facilities of the Borrower and the Subsidiaries do not manage or contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or similarly denominated substances, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to protection of the environment, human health or to employee health and safety (collectively, "Hazardous Materials"), in violation in any material respect of any such law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.17, to the knowledge of the Borrowers, there are no events, conditions or circumstances involving environmental pollution, regulation or control or employee health or safety that are reasonably likely to result in any material liabilities being incurred by the Borrower or any Subsidiary.

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         SECTION 3.18. Security Interests.

                  (a) The Collateral Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Borrower of continuation statements to the extent required by the Uniform Commercial Code and the continuing possession by the Collateral Agent of the certificates representing the securities pledged pursuant to the Pledge Agreement, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18. All such listed filings and recordings will have been made on or prior to the Effective Date.

                  (b) All of the shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Borrower owns, directly or indirectly, good and valid title to 100% (or such other percentage as the Borrower does own, directly or indirectly, as noted on Schedule 3.08) of the Capital Stock of each Subsidiary, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Subsidiaries.

         SECTION 3.19. Solvency.

                  (a) After the making of each Loan made on the Effective Date and the uses of proceeds therefrom, each of the Borrower and the Subsidiaries will be Solvent on the Effective Date. "Solvent" means, with respect to any person, that (i) the fair value of the assets of such person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such person;
         (ii) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the liabilities of such person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such person will not have an unreasonably small amount of capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  (b) The Borrower does not intend to, or to permit any of the Subsidiaries to, and does not believe that the Borrower or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such Subsidiary and the timing of and

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

         amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

         SECTION 3.20. Transactions with Affiliates and Shareholders. Except as set forth in Schedule 3.20 and except for agreements and arrangements among the Borrower and Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, neither the Borrower nor any of the Subsidiaries is a party to, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, (a) any Affiliate of the Borrower or any of the Subsidiaries, except in each case those agreements or arrangements that are entered into on terms not less favorable to the Borrower or any Subsidiary as a comparable transaction on an arm's-length basis with an unrelated third party or as may be expressly permitted by Section 6.10, or (b) any Shareholder. Except as set forth in Schedule 3.20 and except for transactions among the Borrower and Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, neither the Borrower nor any of the Subsidiaries is engaged in any transaction with (i) any Affiliate of the Borrower or of any Subsidiary, except in each case those agreements or arrangements that are entered into on terms not less favorable to the Borrower or any Subsidiary as a comparable transaction on an arm's-length basis with an unrelated third party or as may be expressly permitted by Section 6.10, or (ii) any Shareholder.

         SECTION 3.21. Insurance. The Borrower and the Subsidiaries maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses, all of which are in accordance with normal industry practices. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         SECTION 3.22. Labor Matters. (a) As of the Effective Date, except as set forth in Schedule 3.22, there is no labor strike, dispute, work stoppage or lockout pending or, to the knowledge of the Borrower, threatened against the Borrower or a Subsidiary; (b) to the knowledge of the Borrower, as of the Effective Date, no union organizational campaign is in progress with respect to the employees of the Borrower or a Subsidiary; (c) as of the Effective Date, there is no unfair labor practice charge or complaint against the Borrower or a Subsidiary pending or, to the knowledge of the Borrower, threatened before the National Labor Relations Board; (d) there are no pending or threatened union grievances against the Borrower or a Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, would have a Material Adverse Effect; (e) there are no pending, or, to the knowledge of the Borrower, threatened, charges against the Borrower, a Subsidiary or any current or former employee of the Borrower before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices which individually or in the aggregate are reasonably likely to have a Material Adverse Effect; and (f) as of the Effective Date, none of the Borrower and the Subsidiaries has received written notice during the past three years of the intent of any Governmental Authority

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responsible for the enforcement of labor or employment laws to conduct an investigation of the Borrower or a Subsidiary and, to the knowledge of the Borrower, no such investigation is in progress.

         SECTION 3.23. Reportable Transaction. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof in writing.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.01. Conditions Precedent to the Effective Date. This Amended Agreement shall become effective on the first date (the "Effective Date") when all of the following conditions precedent set forth in this Section 4.01, and the additional conditions precedent set forth in Section 4.02, have been satisfied:

                  (a) The Administrative Agent shall have received (i) counterparts hereof signed by each of the parties (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Administrative Agent of the execution of a counterpart hereof by such Lender), (ii) counterparts of the Borrower's Consent and Agreement signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Administrative Agent of the execution of the counterpart thereof by such Lender), and (iii) counterparts of the Subsidiary's Consent and Agreement signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Administrative Agent of the execution of the counterpart thereof by such Lender).

                  (b) The Administrative Agent shall have received for the account of each Lender requesting the same a duly executed Note or Notes, dated the Effective Date, complying with the provisions of
         Section 2.05. On the Effective Date, the Lenders under the Existing Credit Agreement will return the notes issued pursuant to the Existing Credit Agreement to the Borrower for cancellation, and such Notes will be (to the extent new Notes are requested) replaced, as applicable, by the Notes dated the Effective Date and issued to the Lenders hereunder.

                  (c) The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Collateral Documents, perfected to the extent contemplated by Section 3.18 and the Administrative Agent shall have received:

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                           (i)      confirmation by the Borrower and the
                  Collateral Agent that the Collateral Agent has previously received with respect to all Pledged Securities (as defined in the Pledge Agreement), Intercompany Notes or stock certificates (to the extent the same are certificated) accompanied by stock or note powers endorsed in blank or else has made arrangements satisfactory to the Administrative Agent for the delivery of same within, subject to Section 5.14 hereof, sixty days after the date hereof (and the Borrower agrees to cause all such deliveries, subject to Section 5.14, to be made within such time period);

                           (ii) confirmation by the Borrower that no additional filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral except for filings ("Effective Date Filings") disclosed to the Administrative Agent and as to which arrangements for filing satisfactory to the Administrative Agent have been made as of the Effective Date; and

                           (iii) searches of Uniform Commercial Code filings in the jurisdiction of incorporation and the chief executive office of the Borrower and each Subsidiary and each jurisdiction where any Collateral is located and where a filing was made in connection with the Original Credit Agreement or the Existing Credit Agreement and the Collateral Documents, confirming (subject to the Effective Date Filings and to the extent filing is required) the perfected security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

                  (d) The Administrative Agent shall have received (i) an opinion of Thompson Hine LLP, counsel to the Borrower and the Subsidiaries, substantially in the form of Exhibit E-1 hereto and (ii) an opinion of Lexence N.V., counsel to the Subsidiary Borrower, substantially in the form of Exhibit E-2 hereto, each dated the Effective Date and addressed to the Administrative Agent and the Lenders.

                  (e)      The Administrative Agent shall have received:

                           (i) Copies of the certificate of incorporation of the Borrowers and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

                           (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrowers and each Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such person is a party.

                           (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrowers and each Guarantor, which shall identify by name and

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                  title and bear the signatures of the Responsible Officers and any other officers of the Borrowers and each Guarantor authorized to sign the Loan Documents to which the Borrowers or such Guarantor is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers or such Guarantor.

                           (iv)     An Officer's Certificate, dated the
                  Effective Date and signed by a Responsible Officer of the Borrowers confirming compliance with the conditions precedent set forth in subparagraphs (g), (h), (i) and (j) of this
                  Section 4.01 and in subparagraphs (b), (c) and (d) of Section 4.02;

                           (v) such other documents, opinions, certificates and agreements in connection with the Revolving Credit Facility, in form and substance satisfactory to the Administrative Agent, as it shall reasonably request.

                  (f) The Borrower shall have paid all Fees and other amounts due and payable to the Administrative Agent or any Lender on or prior to the Effective Date, including, without limitation, all fees and other amounts accrued to the Effective Date to the Administrative Agent for the account of each Lender pursuant to Section 2.05 of the Existing Credit agreement.

                  (g) No Material Adverse Change shall have occurred (i) since August 31, 2002 or (ii) relative to the pro-forma financial statements in the Confidential Information Memorandum.

                  (h) The Administrative Agent shall have received evidence satisfactory to it that the Borrower and the Subsidiaries have obtained all governmental (whether domestic or foreign), shareholder and third party consents and approvals and expiration of all applicable waiting or appeal periods necessary or, in the opinion of the Administrative Agent, appropriate in connection with the Revolving Credit Facility and the pledge of the Collateral for the Revolving Credit Facility without any action being taken that could restrain, prevent or impose any material adverse condition on the Borrower, the Subsidiaries (or any of them) or the transactions contemplated hereby or that could seek or threaten any of the foregoing, and no law or regulation or condition shall be applicable which in the judgment of the Administrative Agent could have such effect.

                  (i) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to adversely affect the Revolving Credit Facility or that could have a Material Adverse Effect.

                  (j) None of the Borrower and the Subsidiaries shall be in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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                  (k)      Each "Lender" under the Existing Agreement which is
         not a Lender under this Amended Agreement shall have delivered to the Administrative Agent a consent hereto in form satisfactory to the Administrative Agent.

                  (l) An Intercompany Note and Supplemental Agreement shall have been executed and delivered by Tarby of Delaware, Inc.

                  (m) The Borrower shall have repaid in full (or shall repay in full substantially contemporaneously with the initial extension of credit hereunder) all loans outstanding under the Existing Agreement together with all accrued interest and fees including Letter of Credit Fees) payable thereunder (whether or not due and owing).

                  (n) Each Lender which is not already a party to the Collateral Agency Agreement shall have executed a counterpart thereof.

         SECTION 4.02. All Credit Events. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue or amend Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing and on the date of issuance of each Letter of
Credit:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.04 or Section 2.11, or a notice requesting the issuance of such Letter of Credit as required by
         Section 2.23(c), or a notice requesting a Swingline Borrowing as required by Section 2.22(a), as applicable.

                  (b)      The representations and warranties set forth in
         Article III and the representations and warranties of the Borrower and the Subsidiaries set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

                  (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding Dollar Amount of the Loans of each Class, the Swingline Exposure and the Letter of Credit Exposure shall not exceed the limitations set forth in Section 2.02.

                  (d) At the time of and immediately after such Borrowing or the issuance or amendment of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each issuance or amendment of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02. For purposes of this Section 4.02, a "Borrowing" does not include a conversion or continuation of a previously outstanding Borrowing pursuant to Section 2.11.

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                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each of the Borrowers covenants and agrees with each Lender that so long as this Amended Agreement shall remain in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been canceled or have expired, and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01. Existence, Businesses and Properties.

                  (a) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Sections 6.05(a) and (b).

                  (b) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, leases, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all other intellectual property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting real property and excluding environmental laws, which are subject to the provisions of Section 5.11) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance.

                  (a) The Borrower will, and will cause each of the Subsidiaries to, keep its insurable properties fully insured at all times by financially sound and reputable insurers; such insurance to include fire and other risks insured against by extended coverage, public and product liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance, and maintain such other insurance as may be required by law and as is customary in the industry.

                  (b) The Borrower will, and will cause each of the Subsidiaries to, on the request of the Administrative Agent, deliver original or certified copies of all insurance policies to the Administrative Agent.

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                  (c)      In connection with the covenants set forth in this
         Section 5.02, it is understood and agreed that:

                           (i) none of the Administrative Agent, the Lenders, the Issuing Bank or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
                  Section 5.02, it being understood that (A) the Borrower and the Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, the Issuing Bank or their Affiliates, agents or employees;

                           (ii) upon the occurrence of an Event of Default, the Borrower will permit an insurance consultant retained by the Administrative Agent, at the expense of the Borrower, to review the insurance policies maintained by the Borrower and the Subsidiaries; and

                           (iii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

         SECTION 5.03. Obligations and Taxes. The Borrower will, and will cause each of the Subsidiaries to, pay all of its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof, provided, that, such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 5.04. Financial Statements, Reports, etc. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, and in any event within 105 days after the end of each Fiscal Year (i) its consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations and cash flows, showing the consolidated and consolidating financial position of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and the consolidated and consolidating results of their operations and cash flows during such year, in each case setting forth in comparative form the figures for the preceding Fiscal Year, with all of the consolidated statements having been audited by a nationally recognized independent public accounting

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         firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied and (ii) copies of its Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC;

                  (b) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year (i) its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of such Fiscal Year and the consolidated cash flows for the then elapsed portion of such Fiscal Year, all certified by one of its Financial Officers as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and
         (ii) copies of its Quarterly Report on form 10-Q prepared in compliance with the requirements therefore and filed with the SEC;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, an Officer's Certificate of the Borrower certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit F hereto, (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.12 and 6.13, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating the Consolidated Leverage Ratio, and (iii) stating whether, since the date of the most recent Required Financial Statements previously delivered, there has been any material change in the generally accepted accounting principles applied in the preparation of the Borrower's financial statements and, if so, describing such change;

                  (e) promptly upon their becoming publicly available, copies of all (i) financial statements, reports, notices and proxy statements sent or made available by the Borrower to all of its security holders in compliance with the Exchange Act or any comparable Federal or state laws relating to the disclosure by any person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Borrower with any securities exchange or with the SEC, and (iii) all press releases and other statements made available by the Borrower or its Subsidiaries concerning material developments in the business of the Borrower or any of the Subsidiaries, as the case may be;

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                  (f)      promptly upon completion, but in any event not later
         than 45 days after the commencement of each Fiscal Year, a copy of projections by the Borrower of its consolidated balance sheet and related consolidated statements of operations and cash flows for such Fiscal Year (including all material assumptions to such projections) and a budget for such Fiscal Year, all in form customarily prepared by the Borrower's management, such projected financial statements to be accompanied by a certificate of a Financial Officer to the effect that such projected financial statements have been prepared in good faith, based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower and that such Financial Officer has no reason to believe they are misleading, in any material respect in light of the circumstances existing at the time of preparation thereof;

                  (g) at least 10 but not more than 30 days prior to any Permitted Acquisition, financial projections covering the period from the date of such Permitted Acquisition through the Revolving Credit Maturity Date giving effect to such Permitted Acquisition and demonstrating compliance by the Borrower on a pro forma basis with the covenants in Article VI from and after the date of, and after giving effect to such Permitted Acquisition through the Revolving Credit Maturity Date (such projections to be certified by a Financial Officer of the Borrower as having been prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable);

                  (h) as soon as available, and in any event within 15 days of receipt, any final management letter issued or provided by the auditors of the Borrower or any Subsidiary; and

                  (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. Other Information. (a) The Borrower will furnish to the Administrative Agent prompt written notice of the following:

                           (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                           (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Borrower or any of the Subsidiaries (A) which, if adversely determined, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) which involves a claim or series of related claims against the Borrower or any Subsidiary in excess of $2,000,000; provided, that, the Borrower is not required to give written notice of claims fully covered by third party insurance;

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                           (iii)    all matters materially affecting the value,
                  enforceability or collectibility of any material portion of its assets, including changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Borrower or any of the Subsidiaries of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect;

                           (iv)     any material adverse change in the
                  relationship between any of the Borrowers and the Subsidiaries, on the one hand, and any of its respective suppliers, licensors or customers, on the other hand, which could reasonably be expected to have a Material Adverse Effect;

                           (v) all proposed amendments to any material agreement relating to Indebtedness to which the Borrower or any Subsidiary is a party; and

                           (vi) any development that individually or in the aggregate has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

                  (b) Immediately upon receipt by the Borrower, the Borrower shall provide the Administrative Agent and the Lenders with copies of all notices (including notices of default), statements and financial information received from any other creditor or lessor with respect to any item of Indebtedness which, if not paid, could give rise to an Event of Default or the repossession of material property from the Borrower or any of the Subsidiaries.

                  (c) Any notification required by this Section 5.05 shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the details of the specified events and the action which the Borrower proposes to take with respect thereto.

         SECTION 5.06. ERISA.

                  (a) The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the Code.

                  (b) The Borrower will promptly give notice to the Administrative Agent and each Lender of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any filing by the Borrower with the PBGC of a notice of intent to terminate a Plan, any receipt by the Borrower of notice from the PBGC of the intention of the PBGC to terminate a Plan or appoint a trustee to administer a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination,

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         reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Single Employer Plan or Multiemployer Plan.

         SECTION 5.07. Maintaining Records, Access to Properties and Inspections. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

         SECTION 5.08. Use of Proceeds. The Borrowers will use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

         SECTION 5.09. Interest Rate Protection Agreements. After the Effective Date in the event the Borrower elects to enter into and thereafter maintain in full force and effect Interest Rate Protection Agreements, then such Interest Rate Protection Agreements shall be at rates and on terms reasonably satisfactory to the Administrative Agent and the Borrower; provided, that, it is understood and agreed that any Interest Rate Protection Agreement entered into with any person other than a Lender must be unsecured. The Borrower will promptly deliver evidence of the execution and delivery of such Interest Rate Protection Agreements to the Administrative Agent.

         SECTION 5.10. Fiscal Year. The Borrower will cause its Fiscal Year to end on August 31 in each year. The Borrower will cause each Subsidiary to cause their respective Fiscal Years to end on the date in each year that is the date of such Subsidiaries' Fiscal Year end in effect as of the Effective Date.

         SECTION 5.11. Compliance with Environmental Laws; Preparation of Environmental Reports.

                  (a) The Borrower will, and will cause each Subsidiary to, comply, and use its best efforts to cause all lessees and other persons occupying the properties owned or leased by the Borrower and the Subsidiaries to comply, in all material respects with all environmental laws and environmental permits applicable to its operations and properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in excess of $500,000; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action required under, and in accordance with, environmental laws, except to the extent that: (i) the cost of such remedial action could not reasonably be expected to exceed $500,000; or (ii) the necessity of any such remedial action is being contested in good faith by

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         appropriate proceedings timely instituted and diligently pursued and in the manner provided by applicable law.

                  (b) If a Default or Event of Default caused by reason of a breach of Section 3.17 or 5.11(a) shall have occurred and be continuing, or if the laws of the United States or any state in which the Borrower or any of the Subsidiaries leases or owns property provide that a Lien upon the property of the Borrower or any of the Subsidiaries may be obtained for the removal of Hazardous Materials which have been released, at the request of the Required Lenders through the Administrative Agent, the Borrower will provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such properties. To the extent any such Hazardous Materials are located therein or thereunder that either
         (i) subjects a property to Lien or (ii) requires removal to safeguard the health of any person, the Borrower shall, and shall cause each of the Subsidiaries to, remove, or cause to be removed, such Lien and such Hazardous Materials at the Borrower's expense.

         SECTION 5.12. Subsidiaries. The Borrower shall cause each and every Domestic Subsidiary that is organized or acquired subsequent to the Effective Date to execute and deliver an Intercompany Note and a Supplemental Agreement immediately upon and contemporaneously with their organization or acquisition. The Borrower will cause each and every Wholly Owned Subsidiary that is a Foreign Subsidiary and each and every Foreign Subsidiary that is not a Wholly Owned Subsidiary that is existing as of the Effective Date, or organized or is acquired subsequent thereto, to (x) prior to the date the applicable Foreign Subsidiary incurs Intercompany Indebtedness to the Borrower or a Wholly Owned Subsidiary that is a Domestic Subsidiary, at which time and as a condition to that borrowing, such Foreign Subsidiary shall execute and deliver an Intercompany Note, and (y) in the event any Foreign Subsidiary borrows funds (as permitted hereunder) in excess of $250,000 from the Borrower or any Domestic Subsidiary, contemporaneously with such borrowing, deliver an opinion of counsel reasonably required by the Administrative Agent and the Collateral Agent, as the case may be, regarding the enforceability thereof and the Lender's security interest therein. Nothing in this Section 5.12 shall be deemed to imply that any such acquisition or organization of a Subsidiary is permitted under this Amended Agreement.

         SECTION 5.13. Further Assurances. Within 10 days after a request by the Administrative Agent, the Collateral Agent or the Required Lenders, the Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request), in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, maintain, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Collateral Documents. Such security interests and Liens will be created under the Collateral Documents and other security agreements, instruments and

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documents in form and substance satisfactory to the Administrative Agent and the
Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent and the Collateral Agent shall reasonably request to evidence compliance with this Section 5.13. The Borrower agrees to provide such evidence as the Administrative Agent and the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.14. Foreign Subsidiaries. With respect to those Foreign Subsidiaries that are Wholly Owned Subsidiaries and listed on Schedule 5.14, the Borrower agrees (to the extent it has not already done so) to cause such Foreign Subsidiaries to execute and deliver to the Borrower, and then to the Collateral Agent pursuant to the Pledge Agreement, all within 90 days from the Effective Date, Intercompany Notes executed on behalf of such Foreign Subsidiaries.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Each of the Borrowers covenants and agrees with each Lender that so long as this Amended Agreement shall remain in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 6.01. Indebtedness. The Borrower will not, and will not cause or permit any of the Subsidiaries to, incur, create, issue, assume, guarantee or permit to exist any Indebtedness or Disqualified Stock, except:

                  (a) Indebtedness or Disqualified Stock existing on the Effective Date that is set forth in Schedule 6.01 (but not any extension, renewal, increase or refinancing thereof, other than the refinancing of Indebtedness permitted under Section 6.01(d) if such refinancing is within the terms and limits of Section 6.01(d));

                  (b)      Indebtedness created and evidenced by the Loan
         Documents;

                  (c) Intercompany Indebtedness existing on the Effective Date that is set forth on Schedule 6.01, or arising thereafter; provided, that (i) in the case of Intercompany Indebtedness existing on the Effective Date, all such Indebtedness is listed on Schedule 6.01,
         (ii) in the case of Intercompany Indebtedness arising after the Effective Date, all such Indebtedness is evidenced by Intercompany Notes pledged to the Collateral Agent pursuant to the Pledge Agreement and is permitted pursuant to Section 6.04(b); provided, that, the aggregate Intercompany Indebtedness of Foreign Subsidiaries to the Borrower or any Domestic Subsidiary shall not exceed $60,000,000 at any time and, contemporaneously with any loan or advance to a Foreign Subsidiary, if required by the terms of Section 5.12, the Borrower shall deliver or cause to be delivered to the Collateral Agent an opinion of counsel to such Foreign Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, stating that the applicable Intercompany

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         Note is the valid, binding and enforceable obligation of such Foreign
         Subsidiary and (iii) Intercompany Indebtedness that is created between Domestic Subsidiaries that are Wholly Owned Subsidiaries is not required to be evidenced by Intercompany Notes; provided that such Indebtedness (A) is incurred in good faith, in the ordinary course of business, and for a legitimate company purpose, (B) is unsecured and
         (C) is, by its terms, not assignable, transferable, sellable, or otherwise pledgeable to any third party;

                  (d) Indebtedness for borrowed money of Foreign Subsidiaries to unrelated third parties (including guarantees with respect thereto by the Borrower or any other Subsidiaries, so long as such guarantees are unsecured; provided, that such guarantees may be secured by Liens on the assets (other than Capital Stock) of the applicable Foreign Subsidiary)) that does not exceed $30,000,000 in an aggregate amount outstanding at any time, (which Indebtedness includes the Indebtedness described in item 6 of Schedule 6.01);

                  (e) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to Foreign Subsidiaries; provided, that such Indebtedness is unsecured and is created and outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Obligations secured under the Collateral Documents at least to the extent provided in the instrument attached hereto as Exhibit I;

                  (f) Indebtedness owed to any person providing worker's compensation, health, disability or other employee benefits, property, casualty or liability insurance to the Borrower or any Subsidiary, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost or estimated or negotiated amounts of, and shall be incurred only to defer the cost or estimated or negotiated amounts of, such insurance for the applicable insurance period for which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such period (which period shall not extend beyond the date that is two years after the date on which such Indebtedness is incurred);

                  (g) Indebtedness (including Capital Lease Obligations and Purchase Money Indebtedness) issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business and paid in accordance with customary trade terms) in a principal amount at any time outstanding not in excess of $5,000,000 and incurred to finance Capital Expenditures permitted by Section 6.12;

                  (h) Interest Rate Protection Agreements entered into in accordance with Section 5.09;

                  (i)      Indebtedness for advances permitted by Section
         6.04(d);

                  (j) Indebtedness issued to a seller or assumed as the deferred purchase price of a person (or to which the acquired person is subject), business or asset in connection with a Permitted Acquisition pursuant to Section 6.04(g); provided, that (i) such Indebtedness is not secured by a Lien on any assets other than assets acquired in such Permitted Acquisition, (ii) any Indebtedness issued or assumed pursuant to this Section

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         6.01(j) may not be refinanced in any manner except with Revolving Loans and (iii) the aggregate principal Dollar Amount of all such Indebtedness outstanding at any time (together with the aggregate principal amount of Indebtedness outstanding at such time pursuant to
         Section 6.01(m)) shall not exceed $30,000,000;

                  (k) Indebtedness from one Wholly Owned Foreign Subsidiary to another Wholly Owned Foreign Subsidiary; provided, that, such Indebtedness (i) is incurred in good faith, in the ordinary course of business, and for a legitimate company purpose, (ii) is unsecured and
         (iii) is, by its terms, not assignable, transferable, sellable, or otherwise pledgeable to any third party;

                  (l) Indebtedness of Foreign Subsidiaries pursuant to foreign currency hedge contracts entered into in the ordinary course of business;

                  (m) Indebtedness arising under the Romaco Notes; provided that the outstanding principal amount of such Indebtedness, together with the outstanding aggregate principal Dollar Amount of Indebtedness incurred pursuant to Section 6.01(j) shall at no time exceed $30,000,000;

                  (n) Indebtedness of any Italian Subsidiary, any German Subsidiary, any UK Subsidiary, any Canadian Subsidiary that (i) does not exceed, for all such Subsidiaries on a collective basis, $50,000,000 in the aggregate, (ii) is collateralized by a Bank One Foreign Currency Letter of Credit, and (iii) is unsecured;

                  (o) Indebtedness created pursuant to the Senior Note Purchase Agreement and evidenced by the Senior Notes;

                  (p) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with the issuance of Bank Guarantees; provided, that (i) the aggregate principal Dollar Amount of such Bank Guarantees does not exceed $15,000,000 at any one time and
         (ii) such Bank Guarantees shall be (A) incurred in good faith, in the ordinary course of business and for a legitimate company purpose, (B) unsecured and (C) otherwise issued on terms satisfactory to the Administrative Agent and the Required Lenders; and

                  (q) Unsecured Indebtedness the net proceeds of which are used to refinance the Subordinated Notes, provided, that, such Indebtedness shall have subordination terms at least as favorable to the Lenders as those in the Subordinated Notes and shall otherwise be on terms satisfactory to the Administrative Agent and the Required Lenders; and further provided that the Borrower shall not refinance the Subordinated Notes prior to maturity pursuant to any subsection of this
         Section 6.01 with Indebtedness which is not so subordinated unless the Consolidated Leverage Ratio is, on a pro forma basis giving effect to such refinancing, less than 3.25 to 1.0.

         SECTION 6.02. Negative Pledge. The Borrower will not, and will not cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Capital Stock or other securities of any Subsidiary or other person) now owned

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or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens existing on the Effective Date and that are set forth in Schedule 6.02, provided that such Liens secure only those obligations which they secure on the Effective Date;

                  (b) Liens in favor of the Collateral Agent on behalf of the Secured Parties created by the Collateral Documents securing the Obligations and the Senior Notes;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

                  (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way and restrictions on use of real property existing as of the Effective Date or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

                  (h)      unperfected Liens arising by operation of law under
         Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods relating, to amounts that are not past due in accordance with their respective terms of sale;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided, that (i) such security interests secure Indebtedness permitted by Section 6.01(g), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or completion of construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or completion of construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

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                  (j)      leases or subleases which are entered into in the
         ordinary course of the business and which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (k) Liens existing on any asset (other than Capital Stock) acquired in a Permitted Acquisition or on the assets (other than Capital Stock) of any person acquired in a Permitted Acquisition; provided, that, (i) the Indebtedness secured by any such Lien is permitted under Section 6.01(j), (ii) any such Lien is created at the time of completion of the Permitted Acquisition, (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of the asset acquired at the time of the Permitted Acquisition and (iv) such Liens are confined solely to the asset acquired (or assets of the person acquired) and do not apply to any other asset of the Borrower or any Subsidiary; and

                  (l) Liens on assets (other than Capital Stock) of Foreign Subsidiaries securing Indebtedness or guarantees permitted under
         Section 6.01(d).

         SECTION 6.03. Certain Amendments. The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any amendment, modification or waiver of (a) the Certificate of Incorporation or By-laws or comparable governing instruments of the Borrower or any of the Subsidiaries as in effect on January 8, 1999, other than amendments, modifications and waivers which are not, individually or in the aggregate, adverse in any material respect to the rights or interests of the Lenders, (b) the Subordinated Notes or (c) the Senior Note Purchase Agreement without the written consent of the Lenders required under the Collateral Agency Agreement.

         SECTION 6.04. Investments, Loans and Advances. The Borrower will not, and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any assets, Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans, extensions of credit or advances to, make guarantees in favor of, or make or permit to exist any other investment, capital contribution or other interest in, any other person, except:

                  (a) (i) equity investments existing on the Effective Date by the Borrower in the Subsidiaries and listed on Schedule 6.04, (ii) contributions of equity made after the Effective Date to Subsidiaries of the Borrower that do not exceed $15,000,000 in the aggregate during any Fiscal Year, as long as such contributions are not made for the purpose of funding an acquisition not otherwise permitted hereunder, and (iii) treasury stock held by the Borrower and its Subsidiaries on the Effective Date and listed on Schedule 6.04 or acquired by the Borrower or a Subsidiary as permitted pursuant to Section 6.06(a);

                  (b) loans and advances made after the Effective Date by the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to any Subsidiary or the Borrower; provided, that, any such loan or advance (i) is evidenced by an Intercompany Note pledged and delivered to the Administrative Agent on behalf of the Secured Parties pursuant to the Pledge Agreement (other than as excepted in clause
         (iii) of Section 6.01(c)), and (ii) is otherwise permitted pursuant to
         Section 6.01 (c);

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                  (c)      trade accounts receivable (and related notes and
         instruments) arising in the ordinary course of business consistent with past practices;

                  (d) (i) advances to employees for home-swing loans and moving and travel expenses in the ordinary course of business consistent with past practices, and guarantees by the Borrower in connection with home-swing loans of third parties to employees and (ii) loans to executive officers of the Borrower to assist in the payment of taxes resulting from an election made under Section 83(b) of the Code;

                  (e)      Cash Equivalents;

                  (f) securities held by the Borrower or any of the Subsidiaries prior to the Effective Date and listed in Schedule 6.04;

                  (g) in connection with one or more non-hostile acquisitions by the Borrower or any Qualified Acquisition Subsidiary, any assets or Capital Stock (other than Margin Stock) of any other person (such assets, in the case of an asset acquisition, or person, in the case of the acquisition of Capital Stock, is referred to herein as the "Acquired Entity") so long as (A) in the case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of Capital Stock, the person so acquired is engaged, in a business substantially similar or related to the businesses of the Borrower on the date hereof, (B) the Borrower shall have provided the Lenders with the financial projections required by Section 5.04(g) and such other information as the Lenders shall reasonably request, (C) on the date of such acquisition and immediately after giving effect thereto, the representations and warranties set forth in Article III shall be true and correct in all material respects with the same effect as though made on and as of such date and no Default or Event of Default shall exist, (D) after giving effect to such Permitted Acquisition (as defined below), the Borrower shall have delivered to the Administrative Agent calculations satisfactory to the Administrative Agent demonstrating that on a pro forma basis the Borrower is in compliance with Sections 6.13(a) and (b), (E) in the case of an acquisition of Capital Stock of a person, then simultaneously with any such acquisition, the Administrative Agent for the benefit of the Secured Parties shall be granted (i) in the case of a person organized under the laws of the United States, any State thereof or the District of Columbia, a first priority security interest in all of such Capital Stock acquired by the Borrower or any Qualified Acquisition Subsidiary as part of such acquisition, and (ii) in the case of a person organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, that will be acquired directly by the Borrower or a Domestic Subsidiary, a first priority security interest in 65% of all of the Capital Stock of the person so acquired, and in all cases the Borrower shall, and shall cause any applicable Subsidiary to, execute any documents (including a Supplemental Agreement, Intercompany Note, financing statements and other Collateral Documents) and take all action (including filing financing statements and obtaining and providing consents, and legal opinions) that may be required under applicable law, or that the Administrative Agent may request, in order to grant, preserve, protect and perfect such security interest, (F) in the case of an acquisition of Capital Stock of a person, the Borrower acquires directly or indirectly 100% of the Capital Stock of such person; and (G) the total aggregate consideration for any single acquisition (or

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         series of related acquisitions) of such Capital Stock or assets shall not exceed (i) $20,000,000 if immediately prior, and after giving effect, to such acquisition, the Consolidated Leverage Ratio is less than 3.00 to 1.00 and the Consolidated Fixed Charge Coverage Ratio is not less than 2.75 to 1.00 and (ii) $5,000,000 (and $15,000,000 in the
         aggregate for all such acquisitions in any Fiscal Year) if immediately prior, and after giving effect, to such acquisition, the Consolidated Leverage Ratio is less than 3.25 to 1.00 and the Consolidated Fixed Charge Coverage Ratio is not less than 2.50 to 1.00 (such consideration in clauses (i) and (ii) above to include, without limitation, the amount of Indebtedness incurred pursuant thereto as permitted by
         Section 6.01(j)) (any acquisition satisfying each of the criteria set forth in the preceding clauses (A) through (G) being referred to herein as a "Permitted Acquisition");

                  (h)      loans and advances made after the Effective Date by
         (i) any Foreign Subsidiaries to the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary that are permitted pursuant to
         Section 6.01(e) and (ii) any Wholly Owned Foreign Subsidiary to another Wholly Owned Foreign Subsidiary that are permitted pursuant to Section 6.01(k);

                  (i) loans to any Affiliate of the Borrower or its Subsidiaries; provided, that, (i) such loans do not exceed an aggregate amount equal to $5,000,000 at any one time outstanding, and (ii) all such loans are evidenced by Intercompany Notes pledged to the Administrative Agent and the Lenders pursuant to the Pledge Agreement; and

                  (j) a contribution of assets to the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to the extent permitted by Section 6.05(g).

         SECTION 6.05. Mergers, Consolidations, Dispositions and Acquisitions. The Borrower will not, and will not cause or permit any of the Subsidiaries to,
(i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired)
(iv) issue, sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary to, or permit any Subsidiary to accept any capital contribution from, any person, or (v) purchase, lease or acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

                  (a) any Foreign Subsidiary may be merged, liquidated or consolidated with or into another Foreign Subsidiary if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or Event of Default;

                  (b) any Subsidiary may be merged, liquidated or consolidated with or into the Borrower or any Domestic Subsidiary that is a Wholly Owned Subsidiary if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or Event of Default and the relevant Borrower or such Domestic Subsidiary, as applicable, is the surviving entity;

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                  (c)      the Borrower and any of the Subsidiaries may sell
         inventory in the ordinary course of business for fair value and on an arm's-length basis (and as may be permitted pursuant to Section 6.10) and may purchase inventory in the ordinary course of business;

                  (d) the Borrower and any of the Subsidiaries may sell damaged, worn out or obsolete tangible assets or scrap in the ordinary course of business and in a commercially reasonable manner;

                  (e) this Section 6.05 shall not be deemed violated by any casualty or condemnation affecting assets of the Borrower or any Subsidiary;

                  (f) the Borrower and any of the Subsidiaries may sell, lease, transfer, assign or dispose of assets to any other person to the extent that the aggregate Net Cash Proceeds from such sale, lease, transfer, assignment or other disposition to such person do not exceed $2,500,000, so long as the fair market value of all property disposed of pursuant to this clause (f) does not exceed $5,000,000 in the aggregate in any Fiscal Year;

                  (g) the Borrower or any of its Subsidiaries may transfer assets to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary;

                  (h) the Borrower or a Qualified Acquisition Subsidiary may make Permitted Acquisitions to the extent permitted by Section 6.04(g);

                  (i) the Borrower may make equity contributions to Wholly Owned Subsidiaries to the extent permitted by Section 6.04(a)(ii);

                  (j) the Borrower and the Subsidiaries may make Capital Expenditures to the extent permitted by Section 6.12;

                  (k) the Borrower and any applicable Subsidiary may acquire the Capital Stock of the Borrower or the Subsidiaries to the extent permitted by Section 6.06(a);

                  (l) a non-Wholly owned Foreign Subsidiary may issue Capital Stock to third parties as long as (i) the proceeds thereof are used for working capital purposes of such Subsidiary or to finance the acquisition of capital assets in the ordinary course of business; and
         (ii) the issuer remains a majority-owned Subsidiary of the Borrower after the issuance of such Capital Stock;

                  (m) the Borrower and its Subsidiaries may dispose of assets in sale lease back transactions to the extent the aggregate Net Cash Proceeds thereof do not exceed $5,000,000; and

                  (n) the Borrower and any of its Subsidiaries may transfer the stock of any Subsidiary to any Wholly Owned Subsidiary if, immediately after giving effect to such transfer, no condition or event shall exist which constitutes a Default or Event of Default;

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         provided, however, that the stock of a Domestic Subsidiary may not be transferred to a Foreign Subsidiary pursuant to this subsection.

         SECTION 6.06. Dividends, Distributions and Other Restricted Payments.

                  (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, (i) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise and including any tax sharing or indemnification payments), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the Borrower or any of the Subsidiaries, (ii) except as expressly permitted pursuant to Section 6.06(b) below and except for Capital Stock reacquired by the Borrower in connection with the exercise of stock options granted pursuant to employee or director stock option plans of the Borrower or in connection with withholding taxes due under any stock plan in which employees or directors participate, directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Capital Stock of the Borrower or any of the Subsidiaries, whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Capital Stock and whether or not such acquisition is required under the terms and conditions applicable to such Capital Stock or set aside any amount for any such purpose, (iii) release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by the Intercompany Notes or (iv) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value any Indebtedness (other than Obligations), whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Indebtedness and whether or not such acquisition is required under the terms and conditions applicable to such Indebtedness, or set aside any amount for any such purpose, except for repayments of principal of any such Indebtedness in accordance with the scheduled amortization thereof; provided, that (v) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or any Wholly Owned Subsidiary, (w) as long as no Event of Default then exists, the Borrower may pay cash dividends to the holders of its Capital Stock and repurchase or redeem Capital Stock of the Borrower in each Fiscal Year of the Borrower that do not exceed the greater of (A) the sum of (1) fifty percent (50%) of the Borrower's Consolidated Net Income for the preceding Fiscal Year and (2) the Carry Over Amount, if any, for that Fiscal Year or (B) $3,500,000, (x) the Borrower may prepay the Senior Notes so long as no Event of Default has occurred and is continuing on the date of such prepayment, (y) subject to Section 6.01(q), the Borrower may prepay the Subordinated Notes so long as no Event of Default has occurred and is continuing on the date of such prepayment and, (z) as a condition to any payments made pursuant to clauses (w), (x) or (y) preceding, after giving effect to such payment or prepayment, as the case may be, the Borrower is in compliance on a pro forma basis with the covenants contained in this Article VI from the date of such payment or prepayment through the Revolving Credit Maturity Date, and the Borrower shall, prior to the date of such payment or prepayment (other than with respect to the payment of cash dividends and the repurchase or redemption of Capital Stock), as the case may be, deliver to each Lender projections (certified in accordance with Section 5.04(g)) demonstrating such compliance.

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                  (b)      In connection with a Permitted Acquisition in which
         Capital Stock of the Borrower is to be issued as all or part of the consideration therefor, the Borrower or a Restricted Subsidiary may repurchase a number of shares of the Capital Stock of the Borrower which is not greater than the number of shares of the Borrower's Capital Stock issued or to be issued in connection with such Permitted Acquisition so long as: (i) all of such Capital Stock is repurchased during the fiscal quarter of the Borrower in which the Permitted Acquisition occurs, (ii) the aggregate consideration paid for the Capital Stock so repurchased, together with all other consideration paid in such Permitted Acquisition (other than consideration consisting of a number of shares of the Borrower's Capital Stock not greater than the number of shares so repurchased) does not exceed the amount permitted by Section 6.04(g), and (iii) immediately prior, and after giving effect, to the incurrence of any Indebtedness used to effect such repurchase of Capital Stock, (A) if such Permitted Acquisition was accomplished pursuant to Section 6.04(g)(G)(i), the Consolidated Leverage Ratio is less than 3.00 to 1.00 and the Consolidated Fixed Charge Coverage Ratio is not less than 2.75 to 1.00, and (ii) if such Permitted Acquisition was accomplished pursuant to Section 6.04(g)(G)(ii), the Consolidated Leverage Ratio is less than 3.25 to
         1.00 and the Consolidated Fixed Charge Coverage Ratio is not less than
         2.50 to 1.00; provided, that, any such repurchase of Capital Stock of the Borrower in connection with a Permitted Acquisition that is not completed must otherwise be permitted under Section 6.06(a).

         SECTION 6.07. Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Collateral Agent on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Collateral Agent on behalf of the Secured Parties pursuant to the Loan Documents) any interest whatsoever in the Collateral.

         SECTION 6.08. Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction or any restriction in its articles of incorporation (except restrictions imposed by state law), By-laws or comparable governing instruments on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) except in agreements entered into in connection with a transaction permitted by Section 6.02(i), transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or in any other contract governing a contract right which in the ordinary course of business is not assignable or (ii) this Amended Agreement and the Collateral Documents.

         SECTION 6.09. No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if

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some other obligation is secured, except for this Amended Agreement and except in agreements entered into in connection with a transaction permitted by Section 6.02(i), Section 6.02(l) or Section 6.01(n).

         SECTION 6.10. Transactions with Affiliates and Shareholders. The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or maintain any other transactions with, any Affiliate of the Borrower or any of the Shareholders, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may enter into any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions that are
(i) set forth in writing and (ii) as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an unrelated third party. The provisions of this Section
6.10 shall not prohibit (A) any payment expressly permitted under Section 6.04 or 6.06, (B) any transaction entered into and maintained among the Borrower and any Restricted Subsidiaries or among Restricted Subsidiaries and (C) payment of compensation to employees and directors in the ordinary course of business. Notwithstanding the foregoing, (x) the Borrower and the Subsidiaries may engage in transactions on a non-arm's-length basis in connection with "beachhead" pricing in new markets as long as such transactions are permitted by the rules and regulations regarding international transfer pricing set forth in the Internal Revenue Code, and (y) except as required by other provisions of this Amended Agreement, permitted transactions between Subsidiaries are not required to be in writing.

         SECTION 6.11. Business of Borrower and Subsidiaries. The Borrower will not, and. will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the businesses conducted by it on the Effective Date, other businesses generally considered to be a part of the fluids management industries and business activities reasonably incidental thereto.

         SECTION 6.12. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries taken as a whole (i) for the Fiscal Year ending August 31, 2004, to exceed $25,000,000, and (ii) for any Fiscal Year ending after August 31, 2004 to exceed $30,000,000 plus the amount, if any, by which Capital Expenditures (y) for the Fiscal Year ending August 31, 2004 are less than $25,000,000 and (z) for any Fiscal Year ending after August 31, 2004 are less than $30,000,000.

         SECTION 6.13. Financial Covenants.

                  (a) Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio
         (i) to be less than 2.00 to 1.00 for any Reference Period ending on or prior to May 31, 2004, (ii) to be less than 2.25 to 1.0 for any Reference Period ending after May 31, 2004 and on or prior to May 31, 2005 or (iii) to be less than 2.50 to 1.0 for any Reference Period ending thereafter.

                  (b) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio to exceed 4.00 to 1.00 for any Reference Period ending on or prior to May 31, 2004 (ii) to exceed 3.75 to 1.0 for any Reference Period ending after

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         May 31, 2004 and on or prior to May 31, 2005, or (iii) to exceed 3.5 to
         1.0 for any Reference Period ending thereafter.

                  (c) Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the Minimum Compliance Level at any time during the term of this Amended Agreement. The "Minimum Compliance Level" shall initially be $250,000,000 as of August 31, 2003 and shall be increased as of the last day of each fiscal quarter of the Borrower ending on or after November 30, 2003 by an amount equal to the sum of (a) 50% of Consolidated Net Income (if positive) for such fiscal quarter, (b) 50% of the Net Cash Proceeds of the issuance of any Capital Stock of the Borrower or any Subsidiary that does not constitute Disqualified Stock and 80% of the Net Cash Proceeds of the issuance of any Disqualified Stock of the Borrower or any Subsidiary and (c) from and after the date of any conversion to equity of the Convertible Debt in accordance with the terms thereof, an aggregate amount equal to 80% of the book value of the increase in the capital and surplus of the Borrower resulting from such conversion of the Convertible Debt; provided, that, nothing in this paragraph shall be construed to permit the issuance of any such Capital Stock or Disqualified Stock. It is understood that the first increase in the Minimum Compliance Level pursuant to the foregoing provisions shall be determined as of the Borrower's fiscal quarter ending November 30, 2003. The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance Level shall be made to reflect negative Consolidated Net Income for any period.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "Event of Default" and collectively the "Events of Default"):

                  (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (c) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.09, 5.10, 5.12, 5.13 or 5.14 or in Article VI;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained herein

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         and in any other Loan Document (other than those specified in paragraph
         (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after such default becomes known to a Responsible Officer of the Borrower or such Subsidiary or notice thereof is delivered to the Borrower by the Administrative Agent or a Lender;

                  (e) any representation or warranty made or deemed made in any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in excess of $4,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice or the lapse of time or both, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing.

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                  (i)      one or more judgments or orders for the payment of
         money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000 or require payments by the Borrower and the Subsidiaries exceeding $1,000,000 in any year;

                  (k) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any Subsidiary not to be, a valid, perfected, first priority Lien on the securities, properties or, assets covered thereby, except as priority may be affected by Liens permitted under Section
         6.02 and except for releases of Collateral in accordance with all applicable provisions of this Amended Agreement and the Collateral Documents;

                  (l) any Loan Document or any material provision of any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part, or shall be asserted by the Borrower or any Subsidiary not to be, in full force and effect and enforceable in accordance with its terms;

                  (m) any adverse change in the material agreements or relationships of the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could, in light of all the then existing circumstances, reasonably be expected to result in net losses, claims or actions (after tax) to which the Borrower or its Subsidiaries are or may become subject (with or without the passage of time) in an amount equal to or greater than the greater of (i) $10,000,000 or (ii) 7% of the Borrower's Consolidated Net Worth;

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                  (n)      any material intellectual property or any material
         license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Borrower and the Subsidiaries or shall infringe the rights of any other person or any other adverse change in the material intellectual property rights of the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (o) either (i) the Borrower or any Subsidiary shall be liable, whether directly, indirectly through required indemnification of any person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower or any Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to exceed $10,000,000 or require payments exceeding $3,000,000 in any year or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that could reasonably be expected to be determined adversely to the Borrower or any Subsidiary and, on the basis of such a determination, to have a Material Adverse Effect; or

                  (p) either shall occur (i) any Change of Control (as defined in this Amended Agreement) or (ii) any change of control as contemplated by any of the Subordinated Notes;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrowers terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrowers declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part, provided that any such partial acceleration shall be made pro rata based on the outstanding principal amount of Loans of each Class), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii) require cash collateral as contemplated by Section 2.23(k) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreement, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided, that, in the case of (A) any of the Events of Default with respect to the Borrowers described in paragraph
(g) or (h) above or (B) the Event of Default specified in paragraph (p) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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                                  ARTICLE VIII

                    THE ADMINISTRATIVE AGENT AND ISSUING BANK

         SECTION 8.01. Appointment and Authorization.

                  (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Administrative Agent and the Issuing Bank to take such actions as administrative agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  (b) The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders), (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Amended Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (iii) to give notice to the Lenders of any Event of Default specified in this Amended Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (iv) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Amended Agreement as received by the Administrative Agent.

         SECTION 8.02. Liability of the Administrative Agent. Neither the Administrative Agent, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Administrative Agent nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Amended Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Administrative Agent and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Administrative Agent, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to

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

rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.03. Action by the Administrative Agent. The Lenders hereby acknowledge that neither the Administrative Agent nor the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Amended Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Administrative Agent and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Administrative Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly required pursuant to Article VII.

         SECTION 8.04. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent, the Administrative Agent and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject to approval by the Borrower (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Administrative Agent or Issuing Bank, as the case may be, on behalf of the Lenders, shall appoint a successor Administrative Agent or Issuing Bank, as applicable, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Administrative Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of an Administrative Agent or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent or Issuing Bank.

         SECTION 8.05. Administrative Agent and Affiliate. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, the Administrative Agent and the Issuing Bank, each in its individual capacity and not as the Administrative Agent or the Issuing Bank, as the case may be, shall have the same rights and

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powers as any other Lender and may exercise the same as though it were not the
Administrative Agent or the Issuing Bank. The Administrative Agent and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the Issuing Bank (or such Affiliate thereof).

         SECTION 8.06. Indemnification. Each Lender agrees (a) to reimburse each of the Administrative Agent and the Issuing Bank, on demand, in the amount of its pro rata share (as determined under Section 2.17) of any expenses incurred for the benefit of the Lenders by the Administrative Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent, the Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or the Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Amended Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Amended Agreement or any other such Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, that, no Lender shall be liable to the Administrative Agent or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

         SECTION 8.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amended Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amended Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         SECTION 8.08. Collateral Agency Agreement. The Lenders hereby authorize the Administrative Agent to enter into or join the Collateral Agency Agreement and the Administrative Agent and each Lender agree to be bound by the terms thereof.

         SECTION 8.09. Replacement of Administrative Agent. It is understood and agreed that, contemporaneously with the effectiveness hereof, Bank One Ohio, the "Administrative Agent" under the Existing Agreement, resigns as such and is replaced as the Administrative agent hereunder by Bank One.

         SECTION 8.10. Syndication Agent, Documentation Agent, etc. None of the Lenders identified in this Amended Agreement as the "Co-Syndication Agent" or "Documentation Agent"

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shall have any right, power, obligation, liability, responsibility or duty under this Amended Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 8.07.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

                  (a) if to any Borrower, to it at 1400 Kettering Tower, Dayton, Ohio 45423, Attention of Kevin Brown (Telecopy No. (937) 225-3314), with a copy to Thompson Hine LLP, 2000 Courthouse Plaza, N.E., P.O. Box 8801, Dayton, Ohio 45401-8801, Attention of David A. Neuhardt, Esq. (Telecopy No: (937) 443-6635);

                  (b) if to the Administrative Agent to it at 131 S. Dearborn, Mail Code IL1-0364, Chicago, IL 60670, Attention: Suzanne Ergastolo (Telecopy No. (312) 325-3239); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Amended Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. In all events, notice shall be deemed effective immediately upon refusal of delivery thereof irrespective of the method of such delivery.

         SECTION 9.02. Survival of Agreement and Indemnities. (a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Amended Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Administrative Agent and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Administrative Agent or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Amended Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so

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long as the Commitments have not been terminated. The provisions of Section
2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Issuing Bank or any Lender.

                  (b) Notwithstanding anything contained herein to the contrary, each of the Borrowers acknowledges and agrees that all Obligations of the Borrowers under Section 2.14, 2.16, 2.20 and 9.05 of the Existing Credit Agreement shall remain operative and in full force and effect for the benefit of the "Lenders", "Issuing Banks" and "Agents" under the Existing Credit Agreement despite the effectiveness of this Amended Agreement and regardless of whether any of the foregoing parties are parties to this Amended Agreement. The "Syndication Agents" and any "Lender" under the Existing Credit Agreement which is not a Lender hereunder shall be a third party beneficiary of this Section.

         SECTION 9.03. Binding Effect. This Amended Agreement shall become effective on the Effective Date.

         SECTION 9.04. Successors and Assigns.

                  (a) The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) neither Borrower shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender and (ii) any assignment by any Lender must be made in compliance with Section 9.04(c) and (iii) transfer by participation must be made in compliance with Section 9.04(b). Any attempted assignment or transfer by any party not made in compliance with this Section 9.04 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with
         Section 9.04(b). The parties to this Amended Agreement acknowledge that clause (ii) of this Section 9.04(a) relates only to absolute assignments and this Section 9.04(a) does not prohibit assignments creating security interests, including, without limitation, (1) any pledge or assignment by any Lender of all or any portion of its rights under this Amended Agreement and any Note to a Federal Reserve Bank or
         (2) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Amended Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 9.04(c). The Administrative Agent may treat the person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such person complies with Section 9.04(c); provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by

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         all the terms and provisions of the Loan Documents. Any request, authority or consent of any person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

                  (b)      Participations.

                           (i) Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan and Letter of Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and Letter of Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Amended Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                           (ii) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.08 or of any other Loan Document.

                           (iii) The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in
                  Section 9.06 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
                  Section 9.06 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.06, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.18 as if each Participant were a Lender. Each Borrower further agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(c), provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15, 2.16 or 2.19 than the Lender who sold the participating interest to such Participant would have received

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                  had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 2.20 to the same extent as if it were a Lender.

                  (c)      Assignments.

                           (i) Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment

                           (ii) The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 9.04(c) shall not be unreasonably withheld or delayed.

                           (iii) Upon (A) delivery to the Administrative Agent of an assignment, together with any consents required by
                  Section 9.04(c), and (B) payment of a $4,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Amended Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender

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                  under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Amended Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Amended Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Amended Agreement that does not comply with this Section 9.04(c) shall be treated for purposes of this Amended Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(b). Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.04(c), the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                           (iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Amended Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

                  (d) The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided, that each Transferee and prospective Transferee agrees to be bound by Section 9.18 of this Amended Agreement.

                  (e) If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.20.

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         SECTION 9.05. Expenses: Indemnity.

                  (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, BOCM or the Issuing Bank in connection with the preparation, execution and administration of this Amended Agreement and the other Loan Documents, the syndication or closing of the Revolving Credit Facility, the administration of the Revolving Credit Facility or any actual or proposed amendment, modification or waiver of the provisions hereof or thereof and the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, BOCM, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Administrative Agent, the Issuing Bank and the Lenders under this Amended Agreement and the other Loan Documents or in connection with the Loans made, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Winston & Strawn LLP counsel to the Administrative Agent, (ii) any third party consultants retained with the Borrower's consent, which consent will not be unreasonably withheld, to assist the Administrative Agent in analyzing any environmental, insurance, solvency related and other due diligence issues and (iii) in connection with any such enforcement or protection (including any workout or restructuring or any negotiations relating thereto), any other counsel for the Administrative Agent, the Issuing Bank or any Lender (including the allocated internal fees and expenses of any in-house staff counsel).

                  (b) The Borrower agrees to indemnify the Administrative Agent, BOCM, the Issuing Bank, the Affiliates of the Administrative Agent, the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Revolving Credit Facility, (ii) the execution or delivery of the Original Credit Agreement, the Existing Credit Agreement, this Amended Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder and the other transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (c) The Borrower agrees to indemnify the Administrative Agent, BOCM, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which

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         such Indemnified Party may become subject, related to or arising out of
         (i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting the Borrower, any Subsidiary or its properties or assets, (ii) any Hazardous Materials managed by the Borrower or any Subsidiary, (iii) any event, condition or circumstance involving environmental protection, pollution, regulation or control affecting the Borrower or any Subsidiary or its properties or assets or
         (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified
         Party for all expenses (including reasonable consultants' and attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

                  (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, that, any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of the Administrative Agent or any Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, that, the Borrower shall not in any event be required to pay

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         the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties, unless representation of all Indemnified Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Parties, in which case, the Borrower shall be required to pay the fees and expenses of such additional counsel as are necessary to prevent such conflicting interests. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

                  (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Amended Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Amended Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 9.08. Waivers; Amendment.

                  (a) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Amended Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Secured Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in

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         the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                  (b) None of this Amended Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified (and no consent to the departure by the Borrowers or any other Secured Party therefrom may be effective), except pursuant to an agreement or agreements in writing entered into (or consented to in writing) by the Borrowers and the Required Lenders; provided, that, no such agreement shall (i) decrease the principal amount of or extend the maturity of or date for the payment of any interest on any Loan or of the reimbursement of a Letter of Credit Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or a Letter of Credit Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitments or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) except as contemplated by
         Section 2.10(e), increase the aggregate Commitments of the Lenders without the prior written consent of each Lender, (iv) amend or modify the provisions of Section 2.17 or 9.04(a)(i), the provisions of this Section, the definition of the term "Required Lenders," release at one time or serially in the aggregate all or substantially all the Guarantors or all or substantially all the Collateral, without the prior written consent of each Lender; and (v) reduce the amount or extend the payment date for any mandatory prepayment required by
         Section 2.12 provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender (in its capacity as such) or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Bank, as applicable. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.10(e) to be delivered in connection with an increase to the Aggregate Commitment, the Administrative Agent, the Borrowers and the new or existing Lenders whose Revolving Credit Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto) solely for the purpose of reflecting any new Lenders and their new Revolving Credit Commitments and any increase in the Revolving Credit Commitment of any existing Lender. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring any Obligation.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum rate permitted by applicable law (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the

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

affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 9.10. Entire Agreement.

                  (a) This Amended Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Amended Agreement, the other Loan Documents and the Fee Letter. Nothing in this Amended Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party (other than the parties hereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Amended Agreement, the other Loan Documents or the Fee Letter.

                  (b) THIS WRITTEN AMENDED AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, THE FEE LETTER AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Amended Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12. Counterparts. This Amended Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Agreement, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of this Amended Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amended Agreement. Any party delivering an executed counterpart of this Amended Agreement by facsimile shall also deliver a manually executed counterpart of this Amended Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amended Agreement.

         SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amended Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended Agreement.

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

         SECTION 9.14. Remedies. In case any one or more of the covenants and/or agreements set forth in this Amended Agreement shall have been breached by any Borrower, then the Administrative Agent may, on behalf of the Lenders, proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Amended Agreement. Without limitation of the foregoing, the Borrowers agree that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Administrative Agent acting pursuant to this Section 9.14, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

         SECTION 9.15. Jurisdiction, Consent to Service of Process; Waiver of Jury Trial.

                  (a) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amended Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amended Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in the State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Amended Agreement irrevocably consents to service of process in the manner provided for notices in
         Section 9.01. Nothing in this Amended Agreement will affect the right of any party to this Amended Agreement to serve process in any other manner permitted by law.

                  (d) THE BORROWERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY

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

         MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDED AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         SECTION 9.16. Legend. THIS AMENDED AGREEMENT AND THE NOTES ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE COLLATERAL AGENCY AGREEMENT WHICH, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS AMENDED AGREEMENT AND THE NOTES AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF THE COLLATERAL AGENCY AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THE NOTES UPON REQUEST TO THE BORROWER.

         SECTION 9.17. Judgment Currency.

                  (a) Each of the Borrower's and any of its Subsidiaries' (each, a "Loan Party") obligations hereunder to make payments in dollars or in any Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Amended Agreement. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent or the Foreign Currency Equivalent, as applicable, determined in each case as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Loan Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         SECTION 9.18. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Amended Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any person as requested pursuant to or as required by law, regulation, or legal process, (v) to any person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 9.04(d) and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

                                   ARTICLE X

                                    GUARANTY

         SECTION 10.01. Guaranty of Payment. The Borrower hereby, absolutely, irrevocably and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations of the Subsidiary Borrower, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding of the Subsidiary Borrower, whether or not allowed or allowable in such proceeding (collectively, the "Guaranteed Debt"). Upon failure by the Subsidiary Borrower to pay punctually any such amount pursuant to this Amended Agreement or to deposit any amount or deliver any cash collateral, execute any documents or take any other action pursuant to this Amended Agreement or any other Loan Document, the Borrower agrees that it shall forthwith on demand pay to (or deposit with, as applicable) the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid or deposited at the place and in the manner specified in this Amended Agreement or any other Loan Document, as the case may be, and shall also execute any documents and take any other action the Subsidiary Borrower is required to execute or take but has failed to execute or take (it being understood that the intent hereof is that to the extent that the Subsidiary Borrower shall fail to provide the Administrative Agent with a perfected first priority security interest in a specified amount of cash collateral as required hereby, the Borrower shall be obligated to make all deposits, sign all documents and take all such other actions as may be required to assure the Administrative Agent such a security interest in such cash collateral). This Guaranty is a guaranty of payment and not of collection. The Borrower waives any right to require the Administrative Agent or any Lender to sue the Subsidiary Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Debt, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Debt.

         SECTION 10.02. Acceptance of Guaranty; No Setoffs. The Borrower waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Borrower further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Subsidiary Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Administrative Agent, the Issuer or the Participants to sue the Subsidiary Borrower, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

         SECTION 10.03. Nature of Guaranty; Continuing, Absolute and Unconditional. The Borrower hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt; (g) any change of ownership of the Subsidiary Borrower or the insolvency, bankruptcy or any other change in the legal status of the Subsidiary Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Subsidiary Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental, insurance and other approvals, licenses or consents required in connection with the Guaranteed Debt, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt; (j) the existence of any claim, setoff or other rights which the Borrower may have at any time against the Subsidiary Borrower or any other guarantor or any other person in connection herewith or with any unrelated transaction; (k) any borrowing, use of cash collateral, or grant of a security interest by the Subsidiary Borrower, as debtor in possession, under any applicable federal, state or foreign bankruptcy or other similar law; (l) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under any applicable federal, state or foreign bankruptcy or other similar law; or (m) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Borrower from its obligations hereunder, all whether or not the Borrower shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (l) of this paragraph. It is agreed that the Borrower's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that the Borrower's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Subsidiary Borrower of the Guaranteed Debt in the manner agreed upon among the Administrative Agent, the Lenders and the Borrower.

         SECTION 10.04. Dealings with the Subsidiary Borrower. Credit may be granted or continued from time to time by Lenders to the Subsidiary Borrower without notice to or authorization from the Borrower regardless of the Subsidiary Borrower's financial or other condition at the time of any such grant or continuation. Neither the Administrative Agent nor any Lender shall have an obligation to disclose or discuss with the Borrower its assessment of the financial condition of the Subsidiary Borrower.

         SECTION 10.05. Subrogation. Until the irrevocable payment in full of the Obligations and termination or expiry of this Amended Agreement and termination of all commitments which could give rise to any Obligation, the Borrower (a) shall not enforce or exercise any right of subrogation with respect to the Guaranteed Debt, (b) hereby waives any right to enforce any remedy which the Administrative Agent or the Lenders now have or may hereafter have against the Subsidiary Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and (c) hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of the Subsidiary Borrower to the Administrative Agent or the Lenders.

         SECTION 10.06. Collateral. The Borrower authorizes the Administrative Agent to take any action or exercise any remedy available to them hereunder, under any Loan Document or under applicable law with respect to any cash collateral from time to time securing the Guaranteed Debt, which the Administrative Agent in its sole discretion shall determine, without prior notice to the Borrower (but with prompt written notice to the Borrower after the application of cash collateral). In the event the Administrative Agent and the Lenders in their sole discretion elect to give notice of any action with respect to any cash collateral securing the Guaranteed Debt or any part thereof, ten
(10) days' written notice sent to the Borrower by recognized courier service at the addresses set forth on the signature pages hereto shall be deemed reasonable notice of any matters contained in such notice. The Borrower consents and agrees that neither the Administrative Agent nor the Lender shall be under any obligation to marshall any assets in favor of the Borrower or against or in payment of any or all of the Guaranteed Debt. Notwithstanding anything herein to the contrary, cash collateral provided hereunder may be applied only to the Obligations.

         SECTION 10.07. Rights to Payments, Etc. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of the Subsidiary Borrower, or otherwise, all such amounts shall nonetheless be payable by the Borrower forthwith upon demand by the Administrative Agent or the Lenders. The Borrower further agrees that, to the extent that any other Borrower makes a payment or payments to any of the Lenders on the Guaranteed Debt (including any payment pursuant to Article VIII), or the Administrative Agent or the Lenders receive any collateral or proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or collateral or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Borrower, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

         SECTION 10.08. No Waiver. No delay on the part of the Administrative Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Administrative Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Administrative Agent. The failure by the Administrative Agent or the Lenders at any time or times hereafter to require strict performance by any Borrower (including, without limitation, the Borrower hereunder) of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, this Amended Agreement by any Borrower and delivered to the Administrative Agent or the Lenders shall not waive, affect or diminish any right of the Administrative Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Administrative Agent. No waiver by the Administrative Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Administrative Agent or the Lenders permitted hereunder shall in any way affect or impair the Administrative Agent's or the Lenders' rights or powers, or the obligations of the Borrower under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Subsidiary Borrower to the Lenders shall be conclusive and binding on the Borrower irrespective of whether the Borrower was a party to the suit or action in which such determination was made.

         SECTION 10.09. Setoff. In addition to and without limitation of any rights, powers or remedies of the Administrative Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Administrative Agent or the Lenders may, in their sole discretion, with prompt written notice after the fact to the Borrower and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of outstanding Guaranteed Debt
(a) any indebtedness due or to become due from any of the Lenders to the Borrower, and (b) any moneys, credits or other property belonging to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Administrative Agent or any Lender whether for deposit or otherwise.

         SECTION 10.10. Severability. Wherever possible, each provision of this
Article X shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 10.11. Miscellaneous. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to the Borrower, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to the Borrower, without any further action of the Administrative Agent, the Issuer, the Participants or any other person, be automatically limited and reduced with respect to the Borrower to the highest amount which is valid and enforceable as determined in such action or proceeding. The obligations of the Borrower under this Article X shall survive the termination of this Amended Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     ROBBINS & MYERS, INC.,
                                     AS BORROWER

                                     By:  ___________________________
                                     Name:  Kevin Brown
                                     Title: Vice President, Finance and
                                            Chief Financial Officer

                                     ROBBINS & MYERS FINANCE
                                     EUROPE B.V., AS SUBSIDIARY BORROWER

                                     By:  ___________________________
                                     Name:  _________________________
                                     Title: _________________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     BANK ONE, NA, AS ADMINISTRATIVE
                                     AGENT, ISSUING BANK AND LENDER

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     HARRIS TRUST AND SAVINGS BANK

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________
                                     Address: 111 West Monroe St.
                                              Chicago, Illinois 60603
                                     Telephone: _____________________
                                     Fax: _____________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     NATIONAL CITY BANK

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________
                                     Address: 6 N. Main Street
                                              Dayton, Ohio 45412-2200
                                     Telephone: _____________________
                                     Fax: _____________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     WACHOVIA BANK, N.A.

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________
                                     Address: 301 S. College St. TW-5
                                              Charlotte, North Carolina 28288
                                     Telephone:  _____________________
                                     Fax:  _____________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     THE BANK OF NOVA SCOTIA

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________
                                     Address: 600 Peachtree St., N.E. Suite 2700
                                              Atlanta, Georgia  30308
                                     Telephone: _____________________
                                     Fax: _____________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     FIFTH THIRD BANK (WESTERN OHIO)

                                     By: ____________________________
                                     Name:  _________________________
                                     Title: _________________________
                                     Address: 110 N. Main St. MD 332921
                                              Dayton, Ohio 45402
                                     Telephone: _____________________
                                     Fax: _____________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                     UNICREDITO ITALIANO,
                                     NEW YORK BRANCH

                                     By: ____________________________
                                     Name: __________________________
                                     Title: _________________________

                                     By: _____________________________
                                     Name:  __________________________
                                     Title:  _________________________
                                     Address: 375 Park Ave., 2nd Floor
                                              New York, NY 10152
                                     Telephone: ______________________
                                     Fax: ______________________

                    [Signature Page to Robbins & Myers, Inc.
                  Third Amended and Restated Credit Agreement]

                                PRICING SCHEDULE

APPLICABLE MARGIN         LEVEL I STATUS     LEVEL II STATUS     LEVEL III STATUS    LEVEL IV STATUS
LIBOR Loans                  1.375%              1.50%               1.75%               2.375%

 ABR Loans                   0.125%              0.25%               0.50%                0.75%

APPLICABLE FEE RATE         LEVEL I STATUS     LEVEL II STATUS     LEVEL III STATUS    LEVEL IV STATUS
Letter of Credit Fee           1.375%              1.50%               1.75%               2.375%

   Facility Fee                0.375%              0.50%               0.50%               0.625%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to the Amended Agreement.

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Consolidated Leverage Ratio (as defined in the Existing Facility) is less than
2.50 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Consolidated Leverage Ratio is less than 3.00 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Consolidated Leverage Ratio is less than 3.50 to 1.00.

         "Level IV Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

         "Status" means Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.